UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

PAETEC Holding Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

PAETEC HOLDING CORP.

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2008

To our stockholders:

PAETEC Holding Corp. (“PAETEC”) will hold its 2008 annual meeting of stockholders on Wednesday, May 20, 2008, at 9:00 a.m., Eastern Time, at the George Eastman House, 900 East Avenue, Rochester, New York. At the annual meeting, holders of PAETEC common stock will be asked to:

1.	consider and vote upon a proposal to elect three directors of PAETEC;

2.	consider and vote upon a proposal to approve an amendment to the PAETEC Holding Corp. 2007 Omnibus Incentive Plan containing an expanded list of performance measures for awards eligible for treatment as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code; and

3.	consider and take action upon any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only holders of record of shares of PAETEC common stock at the close of business on March 31, 2008, which is the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the annual meeting.

All stockholders are cordially invited to attend this meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. You may also submit a proxy to vote by telephone or electronically by following the instructions on your proxy card. No postage is required if the proxy is mailed in the United States. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

By order of the board of directors,

Charles E. Sieving
Secretary

Dated:    April 21, 2008

PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT VOTING YOUR SHARES, PLEASE CALL INVESTOR RELATIONS AT (866) 269-1663.

PAETEC HOLDING CORP.

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

Annual Meeting of Stockholders

May 20, 2008

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

PAETEC Holding Corp. is furnishing this proxy statement in connection with the solicitation of proxies by our board of directors for use at PAETEC’s 2008 annual meeting of stockholders to be held at the George Eastman House, 900 East Avenue, Rochester, New York, on Wednesday, May 20, 2008, at 9:00 a.m., Eastern Time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

Unless the context indicates otherwise, the terms “PAETEC” and “PAETEC Holding” in this proxy statement refer to PAETEC Holding Corp.

PAETEC is soliciting proxies for the annual meeting from PAETEC’s stockholders. We will pay the cost of this proxy solicitation. In addition to this mailing, our directors, officers and employees, who will not receive any additional compensation for their services, may solicit proxies personally, electronically or by telephone. We also have made arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. We will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such materials.

A list of stockholders entitled to vote at the annual meeting will be open for examination by any PAETEC stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at PAETEC’s principal executive offices at One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450, and at the time and place of the meeting during the entire time of the meeting.

This proxy statement and the enclosed proxy card are first being mailed to PAETEC’s stockholders on or about April 21, 2008.

Voting and Revocability of Proxies

If your shares are registered with our transfer agent and registrar in your name, you are a stockholder of record. If your shares are held for you in a brokerage, bank or other institutional account, your shares are held in street name. Stockholders of record and stockholders whose shares are held in street name may vote as follows:

By Written Proxy. All stockholders of record may vote by written proxy card. A proxy card for use at the annual meeting and a return postage-paid envelope are enclosed for stockholders of record. A stockholder executing a proxy card also may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to PAETEC’s Secretary, by subsequently executing another proxy bearing a later date, by voting again using the telephone or Internet voting procedures, or by attending the annual meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450, Attention: Secretary.

Shares represented by a properly executed proxy, if the proxy is received in time and is not revoked, will be voted at the annual meeting in accordance with the instructions indicated in the proxy. If no instructions are indicated, such shares will be voted “FOR” approval of each proposal listed on the proxy card. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, including a proposal to adjourn or postpone the annual meeting to permit PAETEC to solicit additional proxies in favor of any proposal, the persons named in the accompanying proxy will vote on such matter in their own discretion.

If you are a street name holder, you will receive a voting instruction card from your bank or broker. Street name holders may vote in writing by following the instructions on the voting instruction card.

By Telephone or Internet. All stockholders of record also may vote by touchtone telephone using either the toll-free telephone number (if dialing from the United States, Canada or Puerto Rico) or the direct-dial telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. A vote by telephone or through the Internet may be revoked by executing a later-dated proxy card, by subsequently voting by telephone or through the Internet, or by attending the annual meeting and voting in person.

Street name holders may vote by telephone or through the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials.

In Person. All stockholders of record may vote in person at the meeting. Attending the annual meeting will not automatically revoke a stockholder’s prior Internet or telephone vote or the stockholder’s proxy.

Street name holders may vote in person at the meeting if they have a legal proxy. You will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy. If you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

Voting Procedure

The PAETEC board of directors has fixed the close of business on March 31, 2008 as the record date for the annual meeting. Only holders of record of shares of PAETEC common stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting. As of March 31, 2008, there were 141,005,877 shares of PAETEC common stock outstanding and entitled to vote at the annual meeting. Each stockholder is entitled to one vote at the annual meeting for each share of PAETEC common stock held by the stockholder at the close of business on the record date.

The holders of a majority of the shares of PAETEC common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether or not a quorum is present. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

Assuming a quorum is present at the annual meeting, election of the three nominees to the board of directors in accordance with Proposal 1 will require a plurality of the votes cast of the shares present in person or represented by proxy at the annual meeting. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Assuming a quorum is present at the annual meeting, approval of the amendment to the PAETEC Holding Corp. 2007 Omnibus Incentive Plan in accordance with Proposal 2 will require the affirmative vote of a majority of the shares of PAETEC common stock present in person or represented by proxy at the annual meeting. An abstention from voting on this proposal will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of the vote on this proposal.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers. A “broker non-vote” occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

Assistance With Voting

If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the annual meeting, please contact Investor Relations toll-free at (866) 269-1663.

Recommendation of the Board of Directors

The PAETEC board of directors unanimously recommends that PAETEC stockholders vote “FOR” the election of each nominee to the board of directors and “FOR” approval of the amendment to the PAETEC Holding Corp. 2007 Omnibus Incentive Plan.

Annual Report to Stockholders

A copy of PAETEC’s annual report to stockholders for its fiscal year ended December 31, 2007 accompanies this proxy statement. PAETEC is required to file an annual report on Form 10-K for the 2007 fiscal year, which we refer to as our “2007 Form 10-K,” with the Securities and Exchange Commission, or “SEC.” Stockholders may obtain, free of charge, a copy of the 2007 Form 10-K, without exhibits, by writing to PAETEC Holding Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450, Attention: Secretary. The 2007 Form 10-K is also available through PAETEC’s web site at www.paetec.com. The annual report to stockholders and the 2007 Form 10-K are not proxy soliciting materials.

SECURITY OWNERSHIP

The following table presents information regarding the beneficial ownership of PAETEC common stock as of March 31, 2008 by:

•	each of PAETEC’s directors;

•	each director nominee;

•	PAETEC’s Chief Executive Officer, its Chief Financial Officer and the other three executive officers named in the 2007 Summary Compensation Table under “Executive Compensation”;

•	all directors and executive officers of PAETEC as a group; and

•	each person known by PAETEC to own beneficially more than 5% of PAETEC common stock.

The following information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership of a class of capital stock as of any date includes any shares of that class as to which a person, directly or indirectly, has or shares voting power or investment power as of that date and also any shares as to which a person has the right to acquire sole or shared voting or investment power as of or within 60 days after that date through the exercise of any stock option, warrant or other right, without regard to whether the right expires before the end of the 60-day period or continues thereafter. If two or more persons share voting power or investment power with respect to specific securities, all of those persons may be deemed to be the beneficial owners of the securities. Information with respect to persons other than the holders listed in the table below that share beneficial ownership with respect to the securities shown is set forth following the table.

For information concerning ownership by some of the executive officers of options or other rights that are not required to be reflected in the following beneficial ownership table, see “Executive Compensation.”

As of March 31, 2008, there were 141,005,877 shares of PAETEC common stock outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Executive Officers and Directors:
Richard T. Aab	8,935,429	6.3
Edward J. Butler, Jr.	233,680	*
Arunas A. Chesonis	8,283,071	5.8
H. Russell Frisby, Jr.	30,431	*
Tansukh V. Ganatra	2,382,763	1.7
James A. Kofalt .	219,015	*
Michael C. Mac Donald	25,000	*
William R. McDermott	30,432	*
Robert D. Moore, Jr.	70,592	*
Charles E. Sieving	—	—
Keith M. Wilson	686,898	*
Mark Zupan	60,862	*
All directors and executive officers as a group (14 persons)	21,000,540	14.7
Other Stockholders:
FMR LLC	17,999,814	12.8
Gilder, Gagnon, Howe & Co. LLC	13,287,105	9.4
Wayzata Investment Partners LLC	11,477,798	8.1
Tremblant Capital Group	7,637,684	5.4

*	Represents beneficial ownership of less than 1%.

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by the person, which includes the number of shares as to which the person has the right to acquire voting or investment power as of or within 60 days after such date, by the sum of the number of shares outstanding as of the date plus the number of shares as to which the person has the right to acquire voting or investment power as of or within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

The information concerning Mr. Aab is based on PAETEC’s records and on information filed with the SEC on Schedule 13D/A on June 4, 2007. Mr. Aab reports that the shares of common stock shown as beneficially owned by him include shares held by Melrich Associates, L.P., for which Mr. Aab and his wife are the sole general partners and share voting and investment power, and 789,473 shares issuable upon the exercise of warrants that are exercisable as of or within 60 days after March 31, 2008. Mr. Aab’s address is c/o PAETEC Holding Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450.

The shares of common stock shown as beneficially owned by Mr. Butler include 233,680 shares issuable upon exercise of stock options that are exercisable as of or within 60 days after March 31, 2008.

The information concerning Mr. Chesonis is based on PAETEC’s records and on information filed with the SEC on Schedule 13D/A on September 20, 2007. The shares of common stock shown as beneficially owned by Mr. Chesonis include 631,811 shares issuable upon exercise of stock options that are exercisable as of or within 60 days after March 31, 2008. Mr. Chesonis’s address is c/o PAETEC Holding Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450.

The shares of common stock shown as beneficially owned by Mr. Frisby include 30,431 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after March 31, 2008.

The shares of common stock shown as beneficially owned by Mr. Ganatra include 2,382,763 shares as to which Mr. Ganatra has sole voting and investment power through a stock control agreement with his son.

The shares of common stock shown as beneficially owned by Mr. Kofalt include 219,105 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after March 31, 2008.

The shares of common stock shown as beneficially owned by Mr. Mac Donald include 25,000 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after March 31, 2008.

The shares of common stock shown as beneficially owned by Mr. McDermott include 30,432 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after March 31, 2008.

The shares of common stock shown as beneficially owned by Mr. Moore include 62,477 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after March 31, 2008.

The shares of common stock shown as beneficially owned by Mr. Wilson include 672,898 shares issuable upon exercise of stock options that are exercisable as of or within 60 days after March 31, 2008.

The shares of common stock shown as beneficially owned by Mr. Zupan include 60,862 shares issuable upon exercise of stock options that are exercisable as of or within 60 days after March 31, 2008.

The shares of common stock shown as beneficially owned by all directors and executive officers as a group include 2,008,973 shares which are issuable upon the exercise of stock options and warrants that are exercisable as of or within 60 days after March 31, 2008.

The information concerning FMR LLC, or “FMR,” is based on information filed with the SEC on Schedule 13G/A on March 10, 2008. FMR reports that the shares of common stock shown as beneficially owned by it include 14,608,562 shares beneficially owned by Fidelity Management & Research Company, or “Fidelity,” a wholly-owned subsidiary of FMR, as a result of Fidelity’s acting as investment adviser to various investment companies. Edward C. Johnson, III, the Chairman of FMR, and FMR, through its control of Fidelity, and the unnamed Fidelity investment companies each has sole power to dispose of the shares owned by the investment companies. Members of the family of Mr. Johnson are the predominant owners of FMR and may be deemed to be a controlling group with respect to FMR for purposes of the Investment Company Act of 1940. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by any investment company, which power resides with such investment company’s board of trustees. Pyramis Global Advisors Trust Company, an indirect, wholly-owned subsidiary of FMR, is the beneficial owner of 3,391,252 shares of common stock as a result of its serving as investment manager of institutional accounts owning such shares. Mr. Johnson and FMR each has sole dispositive power over 3,391,252 shares of common stock and sole power to vote or direct the voting of 2,761,040 shares of common stock owned by institutional accounts managed by Pyramis Global Advisors Trust Company. FMR’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

The information concerning Gilder, Gagnon, Howe & Co. LLC, or “Gilder LLC,” is based on information filed with the SEC on Schedule 13G/A on February 14, 2008. Gilder LLC reports that the shares of common stock shown as beneficially owned by it include 11,372,176 shares held in customer accounts over which partners and/or employees of Gilder LLC have discretionary dispositive authority, 1,713,394 shares held in accounts owned by the partners of Gilder LLC and their families and 201,535 shares held in the account of the profit-sharing plan of Gilder LLC. Gilder LLC’s address is 1775 Broadway, 26th Floor, New York, New York 10019.

The shares of common stock shown as beneficially owned by Wayzata Investment Partners LLC, or “Wayzata,” include 357,500 shares held of record by Wayland Distressed Opportunities Fund I-B, LLC, 1,879,170 shares held of record by Wayland Distressed Opportunities Fund I-C, LLC, 7,354,080 shares held of record by Wayzata Opportunities Fund, LLC, 69,875 shares held of record by Wayzata Opportunities Fund Offshore, L.P. and 1,817,173 shares held of record by Wayzata Recovery Fund, LLC. Wayzata is the manager of each of the foregoing funds. Wayzata’s address is 701 East Lake Street, Suite 300, Wayzata, Minnesota 55391.

The information concerning Tremblant Capital Group is based on information filed with the SEC on Schedule 13G/A on February 14, 2008. Tremblant Capital Group specifically disclaims beneficial ownership of the shares of common stock shown as beneficially owned by it except to the extent of its pecuniary interest in such shares. Tremblant Capital Group’s address is 767 Fifth Avenue, New York, New York 10153.

ELECTION OF DIRECTORS

(Proposal 1)

Nominees for Election as Directors

The stockholders of PAETEC are asked to consider and vote upon a proposal to elect three nominees to PAETEC’s board of directors.

PAETEC’s certificate of incorporation provides that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The terms of office of the three current classes of directors expire at this annual meeting with respect to the Class II directors, at the annual meeting of stockholders in 2009 with respect to the Class III directors and at the annual meeting of stockholders in 2010 with respect to the Class I directors. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

PAETEC’s board of directors has nominated Tansukh V. Ganatra, William R. McDermott and Mark Zupan for election as Class II directors, with a three-year term that will expire at the annual meeting of stockholders in 2011. Each of the three nominees is an incumbent Class II director. The foregoing nominations were approved by a majority of PAETEC’s directors who qualify as independent directors under the NASDAQ Marketplace Rules.

Approval of Nominees

Assuming a quorum is present at the annual meeting, election of the three nominees to the board of directors will require a plurality of the votes cast of the shares present in person or represented by proxy at the annual meeting. Votes may be cast in favor of or withheld with respect to any or all of the nominees. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy for the election of each of the nominees. If any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may nominate in accordance with PAETEC’s bylaws. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

The PAETEC board of directors unanimously recommends that PAETEC stockholders vote “FOR” the election of each nominee to the board of directors.

Information Regarding Nominees and Continuing Directors

The following presents information as of March 15, 2008 concerning each of the nominees for election at the annual meeting and each of the directors continuing in office after the annual meeting.

Nominees for Election as Class II Directors With Three-Year Terms

to Expire in 2011

Name	Age	Positions
Tansukh V. Ganatra	64	Director
William R. McDermott	46	Director
Mark Zupan	48	Director

Tansukh V. Ganatra has served as a director of PAETEC Holding since February 2007. Mr. Ganatra co-founded US LEC Corp., or “US LEC,” in June 1996, served as a director of US LEC from June 1996 to February 2007 and served as interim Chief Executive Officer of US LEC from November 2006 to February 2007. He served as Chief Executive Officer and Vice Chairman of the board of directors of US LEC from July 1999 until his retirement in December 2001. Mr. Ganatra also served as President and Chief Operating Officer of US LEC from June 1996 until July 1999. From 1987 to 1997, Mr. Ganatra held various positions with ACC Corp., an international telecommunications company in Rochester, New York, including service as its President and Chief Operating Officer. Before joining ACC Corp., Mr. Ganatra held various positions during a 19-year career with Rochester Telephone Corporation, now known as Frontier Communications Corporation, a subsidiary of Citizens Communications Company, culminating with the position of Director of Network Engineering.

William R. McDermott has served as a director of PAETEC Holding since February 2007 and served as a director of PAETEC Corp., PAETEC Holding’s predecessor, beginning in March 2004. Since 2002, Mr. McDermott has been the President and Chief Executive Officer of SAP Americas & Asia Pacific Japan, a subsidiary of SAP AG, a provider of business software solutions. Before joining SAP, Mr. McDermott served as the Executive Vice President, Worldwide Sales Operations of Siebel Systems, a business software provider, and as President of Gartner, Inc., a provider of research and analysis on the information technology industry, and held various positions with Xerox Corporation, a provider of document management technology and services, including service as a division president from 1997 to 2000. Mr. McDermott is a member of the board of directors of Under Armour, Inc., a performance apparel company, and ANSYS, Inc., a provider of engineering and simulation software and technologies. Mr. McDermott also serves on the board of directors of the Welfare to Work Partnership, a non-partisan, Washington-based organization.

Mark Zupan has served as a director of PAETEC Holding since February 2007 and served as a director of PAETEC Corp., PAETEC Holding’s predecessor, beginning in May 2006. Mr. Zupan is dean of the William E. Simon Graduate School of Business Administration at the University of Rochester, a position which he has held on a full-time basis since January 1, 2004. Mr. Zupan previously served as dean and professor of economics at the University of Arizona’s Eller College of Management from 1997 to 2003. Before his appointment at the University of Arizona, Mr. Zupan taught at the University of Southern California’s Marshall School of Business, where he also served as associate dean of master degree programs. He was a teaching fellow in Harvard University’s Department of Economics while pursuing his doctoral studies at the Massachusetts Institute of Technology, and has been a visiting faculty member at the Amos Tuck School of Business Administration at Dartmouth College. Mr. Zupan also is a director of Constellation Brands, Inc., an international producer and marketer of alcohol brands.

Class III Directors Whose Terms Expire in 2009

Name	Age	Positions
Arunas A. Chesonis	45	Chairman of the Board, President and Chief Executive Officer
Richard T. Aab	59	Vice Chairman of the Board of Directors
Keith M. Wilson	41	Executive Vice President and Chief Financial Officer, Director

Arunas A. Chesonis has served as Chairman of the Board, President and Chief Executive Officer of PAETEC Holding since August 2006. Mr. Chesonis has served as a director, President and Chief Executive Officer of PAETEC Corp., PAETEC Holding’s predecessor, of which he was the founder, since its formation in May 1998 and as a director, President and Chief Executive Officer of its principal operating subsidiary, PaeTec Communications, Inc., since July 1998. Mr. Chesonis was appointed as President of ACC Corp. in February 1994 and was elected to its board of directors in October 1994. Mr. Chesonis joined ACC Corp. in May 1987 as Vice President of Operations for the U.S. business unit and was named President of ACC Long Distance Corp. in January 1989. Mr. Chesonis also served as President of ACC’s Canadian operations and Managing Director of ACC’s U.K. enterprise. Before he joined ACC Corp., Mr. Chesonis held several positions within Rochester Telephone Corporation.

Richard T. Aab has served as Vice Chairman of the Board of Directors of PAETEC Holding since February 2007. Mr. Aab co-founded US LEC in June 1996 and served as its Chairman of the Board of Directors from June 1996 to February 2007. He served as US LEC’s Chief Executive Officer from June 1996 until July 1999. In 1982, Mr. Aab co-founded ACC Corp. Between 1982 and 1997, he held various positions with ACC Corp., including Chairman of the Board, Chief Executive Officer, President and director. Also during that period, he served as Chairman and director of ACC’s international subsidiaries in Canada, ACC TelEnterprises, Ltd., and the United Kingdom, ACC Long Distance UK Ltd. Mr. Aab is a member of the board of directors of Medifast, Inc., which is engaged in the production, distribution and sale of weight management and health management consumable products.

Keith M. Wilson has served as a director and as Executive Vice President and Chief Financial Officer of PAETEC Holding since August 2006. Mr. Wilson has served as Executive Vice President and Chief Financial Officer of PAETEC Corp., PAETEC Holding’s predecessor, and PaeTec Communications, Inc., PAETEC Corp.’s principal operating subsidiary, since January 2001 and as a director of PAETEC Corp. since March 2006. From June 1999 until January 2001, Mr. Wilson served as Vice President and head of the Telecommunications Finance Group at Union Bank of California, where he focused on sourcing and providing capital for telecommunications services companies in the wireline, wireless and data services markets. From March 1998 until May 1999, Mr. Wilson was a Vice President of Merchant Banking and head of Syndicated Finance for First Dominion Capital, based in New York. Mr. Wilson also has held positions with NationsBank from September 1996 until March 1998, Bank of Boston and Fleet Bank.

Class I Directors Whose Terms Expire in 2010

Name	Age	Positions
H. Russell Frisby	57	Director
James A. Kofalt	65	Director
Michael C. Mac Donald	55	Director

H. Russell Frisby, Jr. has served as a director of PAETEC Holding since February 2007 and as a director of PAETEC Corp., PAETEC Holding’s predecessor, beginning in January 2007. Mr. Frisby has been the partner-in-charge of the Telecom Group of Fleischman and Harding, L.L.P., a law firm, since March 2006, when he joined the firm. Mr. Frisby’s legal practice focuses on regulatory and corporate matters affecting entities in the communications, energy and technology areas, and for over 20 years he has represented clients in a wide variety of proceedings before the Federal Communications Commission, state utility commissions and federal courts. Before joining Fleischman and Harding, Mr. Frisby was a partner with Kirkpatrick & Lockhart Nicholson Graham LLP, a law firm, beginning in April 2005. From February 1998 to March 2005, Mr. Frisby was the President, Chief Executive Officer and Acting Chief Legal Officer of the Competitive Telecommunications Association (CompTel) and, before his service in that position, served as Chairman of the Maryland Public Service Commission.

James A. Kofalt has served as a director of PAETEC Holding since February 2007 and was a director of PAETEC Corp., PAETEC Holding’s predecessor, beginning in September 1999. From 1995 until he joined the PAETEC Corp. board, Mr. Kofalt served as the chairman of the board of directors of Campuslink Communications Systems, Inc., a company that developed and operated telecommunications systems on college and university campuses and that was acquired by PAETEC Corp. in September 1999. In 1995, Mr. Kofalt founded and currently serves as President of KOCOM Communications, Inc., a telecommunications investment company. Mr. Kofalt also is a member-manager of Tiger-Knights, LLC, an investment company. He also served as chairman of the board of directors of Classic Communications, Inc., a cable operator, until November 2001. From 1976 to 1994, Mr. Kofalt held various management positions with Cablevision Systems Corporation, a provider of cable television services, including President, Chief Operating Officer and director.

Michael C. Mac Donald has served as a director of PAETEC Holding since February 2007. Mr. Mac Donald served as a director of US LEC from April 2003 to February 2007. Mr. Mac Donald has been President, Marketing Operations, for Xerox Corporation, a provider of document management technology and services, since April 2007. Before his current position, Mr. Mac Donald was President, Global Accounts and Marketing Operations and President of the North American Solutions Group for Xerox Corporation. Mr. Mac Donald was appointed a corporate senior vice president of Xerox Corporation in 2000 and has held several other senior positions in sales and marketing with Xerox Corporation since joining that company in 1977. Mr. Mac Donald is a director of Medifast, Inc.

Board of Directors and Committees of the Board

Size and Composition of Board of Directors. The size of our board of directors is determined by resolution of the board of directors, subject to requirements of PAETEC’s certificate of incorporation and bylaws described below. As of the date of this proxy statement, the board of directors had nine members. The authorized number of directors was increased from nine to ten directors in February 2008 in connection with the completion of the business combination between PAETEC and McLeodUSA Incorporated on that date. The board of directors is required to fill the vacant directorship in accordance with the board membership agreement discussed below.

Under our certificate of incorporation and bylaws, the number of directors constituting the entire board of directors may not be less than four nor more than 15 directors, except that, under the bylaws, until February 28, 2010, which is the third anniversary of the merger date for the combination of PAETEC Corp. and US LEC Corp., which we refer to as the “US LEC merger”:

•

the number of “continuing PAETEC directors” serving on the PAETEC Holding board of directors will be maintained at six and the number of “continuing US LEC directors” (each as defined below) serving on the PAETEC Holding board of directors will be maintained at three;

•

the ratio of continuing PAETEC directors to continuing US LEC directors serving on each committee of the PAETEC Holding board of directors, other than the committee of the PAETEC Holding board of directors constituted solely of continuing PAETEC directors (referred to as the “continuing PAETEC directors committee”) and the committee of the PAETEC Holding board of directors constituted solely of continuing US LEC directors (referred to as the “continuing US LEC directors committee”), will be maintained at a two-to-one ratio;

•

all vacancies on the PAETEC Holding board of directors or any board committee created by the cessation of service of a continuing PAETEC director for any reason will be filled by a nominee designated to the PAETEC Holding board of directors by the continuing PAETEC directors committee; and

•

all vacancies on the PAETEC Holding board of directors or any board committee created by the cessation of service of a continuing US LEC director for any reason will be filled by a nominee designated to the PAETEC Holding board of directors by the continuing US LEC directors committee.

The terms “continuing PAETEC directors” and “continuing US LEC directors” for these purposes mean, respectively, the directors of PAETEC Corp. or US LEC who were appointed or designated to serve as directors of PAETEC Holding as set forth in the US LEC merger agreement and any other directors of PAETEC Holding who take office after the date of the US LEC merger agreement and before February 28, 2010 who are nominated or designated to the PAETEC Holding board of directors by the continuing PAETEC directors committee or the continuing US LEC directors committee, as applicable. Currently, the continuing PAETEC directors are Messrs. Chesonis, Frisby, Kofalt, McDermott, Wilson and Zupan, and the continuing US LEC directors are Messrs. Aab, Ganatra and Mac Donald.

Until February 28, 2010, any amendments relating to the foregoing PAETEC Holding board and committee representation rights of the continuing PAETEC directors and continuing US LEC directors or any increase in the number of directors that constitute the full PAETEC Holding board of directors that are (1) made by the PAETEC Holding board of directors will require, in addition to any other requirements provided for in the PAETEC Holding certificate of incorporation, the approval of the continuing PAETEC directors committee and the continuing US LEC directors committee or (2) made by the PAETEC Holding stockholders will require, in addition to any other requirements provided for in the certificate of incorporation, the affirmative vote of the holders of at least 75% in voting power of PAETEC Holding’s outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

The certificate of incorporation provides that during any period in which the holders of any series of preferred stock have the right to elect additional directors as provided by law or the certificate of incorporation, the then otherwise total authorized number of directors of PAETEC will automatically be increased by such specified number of directors, and the holders of such preferred stock will be entitled to elect the additional directors so provided for or fixed by the certificate of incorporation.

Classification of Board of Directors. Our certificate of incorporation provides that the PAETEC board of directors will be divided into three classes of directors, other than those with respect to directors who may be elected exclusively by holders of any outstanding series of preferred stock. The three classes, which are required to be as nearly equal in number as possible, are designated Class I, Class II and Class III. As a result, approximately one-third of the board of directors is elected each year. At this annual meeting of stockholders, the term of the Class II directors will expire and the Class II directors will be elected for a full term of three years. At the annual meeting of stockholders in 2009, the term of the Class III directors will expire and the Class III directors will be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Board Membership Agreement. In connection with the completion on February 8, 2008 of PAETEC’s business combination by merger with McLeodUSA Incorporated, or “McLeodUSA,” PAETEC entered into a board membership agreement, dated as of February 8, 2008, which it amended as of March 10, 2008, with former stockholders of McLeodUSA consisting of investment funds managed by Wayzata Investment Partners LLC, which we refer to as the “Wayzata funds,” and investment funds and entities advised by Fidelity Management & Research Company and its affiliates, which we refer to as the “Fidelity funds.” The board membership agreement contains the following provisions relating to our board of directors:

Board Representation Rights of Wayzata Funds. The Wayzata funds have the right to designate to PAETEC one representative for appointment or nomination for election to our board of directors, initially as a Class III director with a term of service expiring at PAETEC’s annual meeting of stockholders in 2009. Effective as of the effective time of our acquisition of McLeodUSA, which we refer to as the “McLeodUSA merger,” our board of directors approved an increase in the size of the board of directors from nine authorized members to ten authorized members. If a vacancy is created at any time by the death, disability, retirement, resignation or removal of a director designated by the Wayzata funds for appointment or nomination for election to PAETEC’s board, the Wayzata funds will have the right to designate a replacement representative reasonably acceptable to PAETEC to fill such vacancy. If the Wayzata funds do not designate a replacement representative within 30 days after receipt of notice from PAETEC of any such vacancy, PAETEC’s board of directors may fill such vacancy or reduce the number of authorized directors by one, and the right of the Wayzata funds to designate a representative on the board of directors will terminate. For so long as the Wayzata funds are permitted to designate a representative, PAETEC agrees to take such action as may be necessary to cause each such individual to be appointed or nominated for election by PAETEC’s stockholders as a member of PAETEC’s board of directors. As of the date of this proxy statement, the Wayzata funds had not designated to PAETEC a representative for appointment to our board of directors.

Non-Voting Board Observer Rights of Fidelity Funds. The Fidelity funds have the right to appoint one representative to attend each meeting of PAETEC’s board of directors as a non-voting observer. The observer will have the right to present matters for consideration by PAETEC’s board of directors and to speak on matters presented by others. PAETEC is obligated to provide the observer with all communications and materials that are provided to the board of directors generally. The exercise of the foregoing rights is subject to the observer’s execution of such confidentiality agreements or undertakings as the board of directors may reasonably request. As of the date of this proxy statement, the Fidelity funds had not exercised their board observer rights.

Termination of Rights. The rights of the Wayzata funds and the Fidelity funds with respect to board representation and non-voting board observer status will terminate upon the first to occur of (1) the date on which such funds cease to own of record and beneficially at least 50% of the shares of PAETEC common stock received by them in the merger and (2) February 8, 2010. In addition, the board designation rights of the Wayzata funds will terminate if the Wayzata funds have not made their initial designation of a director representative on or before May 8, 2008.

Director Independence. PAETEC’s board of directors has determined that the following six directors are “independent directors” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market LLC, on which our common stock is listed: H. Russell Frisby; Tansukh V. Ganatra; James A. Kofalt; Michael C. MacDonald; William R. McDermott; and Mark Zupan. In determining the independence of Mr. Ganatra, the board of directors considered, among other matters, Mr. Ganatra’s status as a co-founder of US LEC, his service before 2002 as an executive officer of US LEC, his prior consulting arrangements with US LEC, and his service from November 2006 to February 2007 as interim Chief Executive Officer of US LEC.

Board Committees. In addition to the continuing PAETEC directors committee and the continuing US LEC directors committee described above, the board of directors maintains a standing audit committee and a standing compensation committee.

Audit Committee. The audit committee, which held nine meetings in 2007, has consisted since its initial constitution immediately before the completion of the US LEC merger of Mr. Zupan, who serves as chairman, Mr. Ganatra and Mr. Kofalt. The board of directors has determined that each member of the audit committee is an “independent director” eligible for audit committee service under the NASDAQ Marketplace Rules. The board of directors also has determined that Mr. Zupan is an “audit committee financial expert,” as that term is defined the SEC’s rules, based on Mr. Zupan’s experience described above, and is “independent” of management within the meaning of the NASDAQ Marketplace Rules.

The audit committee is responsible, among its other duties and responsibilities, for engaging, overseeing, evaluating and replacing the company’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the internal audit function, reviewing the adequacy of the company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to the company’s code of conduct and other policies and procedures regarding adherence with legal requirements. The audit committee’s duties and responsibilities are set forth in its charter, which is available on PAETEC’s web site at www.paetec.com.

Compensation Committee. The compensation committee, which held seven meetings in 2007, has consisted since its initial constitution immediately before the completion of the US LEC merger of Mr. McDermott, who serves as chairman, Mr. Frisby and Mr. Mac Donald. The board of directors has determined that each member of the compensation committee is an “independent director” eligible for compensation committee service under the NASDAQ Marketplace Rules.

The compensation committee is responsible for establishing the compensation and benefits of the company’s chief executive officer and the other executive officers, monitoring compensation arrangements for executives for consistency with corporate objectives and stockholders’ interests, reviewing and recommending compensation paid to the company’s directors and administering the company’s equity compensation plans. The compensation committee’s duties and responsibilities are set forth in its charter, which is available on PAETEC’s web site at www.paetec.com. To date, the compensation committee has not delegated any of its responsibilities, although, pursuant to its charter, the committee may delegate its authority to members of the committee.

In 2007, the compensation committee retained First Niagara Benefits Consulting Group, an employee benefits and compensation consulting firm, to assist the committee in the performance of its duties related to determining the form and amount of executive compensation. The consultant attended compensation committee meetings on a regular basis and provided the committee with market information and analyses with respect to establishing executive compensation practices that are in line with the company’s philosophy and objectives. On an annual basis, the compensation committee will review the content and quality of the work of the consultant and determine whether to approve the continued use of the consultant. In 2007, neither the compensation committee nor the company engaged other consultants or advisers to advise it in determining the form or amount of executive compensation.

As PAETEC’s Chief Executive Officer, Mr. Chesonis is responsible for reviewing the performance of the executive officers who report to him, which included each of our named executive officers identified in this proxy statement, and bringing individual recommendations for those officers to the committee for its review, consideration and approval. The results of the 2007 performance assessments conducted by Mr. Chesonis for each named executive officer, other than himself, and how those assessments affected compensation decisions in 2007 are described in the Compensation Discussion and Analysis section of this proxy statement. The compensation committee’s consultant and the Senior Vice President Human Resources provide market information and recommendations to the committee with regard to the total compensation package for Mr. Chesonis.

Director Nominations Policy. PAETEC’s board of directors does not maintain a nominating committee. The board of directors believes that the governance goals advanced by the operation of a nominating committee are equally served by the operation of the alternative nominating process which is expressly permitted by the NASDAQ Marketplace Rules. In accordance with these rules, because PAETEC does not have a nominating committee, director nominees must either be selected, or recommended for the board’s selection, by a majority of the independent directors, as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

The board of directors has, by resolution, adopted a director nominations policy. The purpose of the nominations policy is to describe the process by which, subject to provisions of PAETEC’s certificate of incorporation and bylaws, candidates for inclusion in the recommended slate of director nominees are selected. The nominations policy is administered by the board of directors.

There currently are no prescribed minimum qualifications for director candidates, although the following will be considered in connection with potential director nominees: the company’s current needs and the qualities needed for board service, including experience and achievement in business, finance, technology or other areas relevant to the company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC rules and rules of any national securities exchange on which PAETEC’s common stock is listed; service on other boards of directors; sufficient time to devote to board matters; and ability to work effectively and collegially with other board members. Appropriate inquiries will be conducted into the background and qualifications of any potential new director candidates who appear upon first consideration to meet the board’s selection criteria. Depending on the result of such inquiries, the board may arrange for in-person meetings with the potential candidates.

Multiple sources for identifying director candidates, including the board’s contacts and referrals from other directors, members of management, company advisers, and executive search firms, may be used. Director candidates recommended by stockholders will be considered and evaluated in the same manner in which candidates recommended by other sources are evaluated. In making recommendations for director nominees for the annual meeting of stockholders, any written recommendations of director candidates by stockholders received by PAETEC’s Secretary no later than 120 days before the anniversary of the previous year’s annual meeting of stockholders will be considered. Recommendations must be mailed to PAETEC Holding Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450, Attention: Secretary, and include (1) the candidate’s name and address, (2) a statement of the candidate’s qualifications to serve on the board of directors, (3) such other information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules if the candidate were nominated by the board of directors and (4) if applicable, a description of all arrangements or understandings between the candidate and the stockholder submitting the recommendation.

The board of directors may review the nominations policy from time to time to consider whether modifications to the policy are advisable as the company’s needs and circumstances evolve, and as applicable legal or securities exchange listing standards change. The board of directors may amend the nominations policy at any time.

Under PAETEC’s bylaws, a stockholder wishing to nominate a person for election as a director of PAETEC at any meeting of stockholders must comply with specific notice requirements. To be timely, the stockholder’s notice must be delivered to the Secretary of PAETEC not later than 90 days or earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than 120 days prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made by PAETEC. To be in proper form, a stockholder’s notice to the Secretary must set forth the following information:

•

all information relating to the proposed nominee required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act, and such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected;

•	the name and address of such stockholder, as they appear on PAETEC’s books, and the name and address of the beneficial owner, if any, on whose behalf such nomination is made;

•	the class and number of shares of capital stock which are owned beneficially and of record by such stockholder and such beneficial owner;

•	a representation that the stockholder is a holder of record of capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

•

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding PAETEC capital stock required to elect the nominee or (2) otherwise to solicit proxies from stockholders in support of such nomination.

The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified PAETEC of the stockholder’s intention to present a nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Securities Exchange Act and such stockholder’s nomination has been included in a proxy statement that has been prepared by PAETEC to solicit proxies for such annual meeting. PAETEC may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director.

Communications With the Board of Directors. PAETEC’s board of directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about PAETEC directly either to the full board of directors or to the non-employee directors as a group by mailing their communications to PAETEC at the following address: PAETEC Holding Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450, Attention: Secretary. The Secretary will review and forward all stockholder communications and other communications from interested parties to the intended recipient, except for those communications that are outside the scope of board matters or duplicative of other communications by the person submitting a communication.

Director Attendance at Meetings. Following the US LEC merger in February 2007, the board of directors held ten meetings during the 2007 fiscal year. Each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and of each committee of the board of directors on which such director served.

It is our policy that directors are encouraged to attend annual meetings of PAETEC’s stockholders. Two directors attended our annual meeting of stockholders in 2007.

Compensation of Directors

Directors employed by PAETEC do not receive any compensation for their service as directors. Following completion of the US LEC merger on February 28, 2007, and effective on that date, the board of directors approved the following initial policies relating to the compensation of our non-employee directors. Until those policies were revised, as described below, each non-employee director was entitled for his board service to annual fees of $50,000, payable in cash in four equal quarterly installments in arrears.

In October 2007, the compensation committee of the board of directors recommended, and the board of directors approved, the following revised policies relating to the compensation of our non-employee directors for their service on the board of directors and its committees. Under the new policies, which are subject to periodic review and revision, the audit committee chairman will receive annual cash fees of $80,000 and an annual grant of stock options for 10,000 shares of common stock and restricted stock units for 10,000 shares of common stock. The other audit committee members will receive annual cash fees of $60,000 and an annual grant of stock options for 7,000 shares of common stock and restricted stock units for 7,000 shares of common stock. The compensation committee chairman will receive annual cash fees of $70,000 and an annual grant of stock options for 8,000 shares of common stock and restricted stock units for 8,000 shares of common stock. The other compensation committee members will receive annual cash fees of $50,000 and an annual grant of stock options for 5,000 shares of common stock and restricted stock units for 5,000 shares of common stock. The Vice Chairman will receive annual cash fees of $70,000 and an annual grant of stock options for 8,000 shares of common stock and restricted stock units for 8,000 shares of common stock. Each of the foregoing annual equity grants for 2007 was made on October 16, 2007. All cash fees are payable in four equal quarterly installments in arrears. All equity grants will vest with respect to one-third of the underlying shares of common stock on each of the first, second and third anniversaries of the grant date. Other than the payments summarized above, there are no fees payable to any non-employee director for service on the board of directors. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their board and committee service.

The compensation committee also recommended making a one-time grant of restricted stock units for 40,000 shares of common stock to Mr. Mac Donald to put Mr. Mac Donald in a position comparable to that of the other non-employee directors with respect to receipt of equity-based compensation for service on the board of directors and its committees. Mr. Mac Donald received this one-time grant on October 16, 2007.

Mr. Ganatra is also entitled to participate in PAETEC’s health insurance plan, under which PAETEC covers a portion of the expenses.

The table below shows the compensation paid to our non-employee directors for their service in 2007.

2007 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(1)(2)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard T. Aab (3)	51,667	6,921	4,718	—	—	—	63,306

H. Russell Frisby, Jr. (4)	46,527	4,325	166,640	—	—	—	217,492

Tansukh V. Ganatra (5)	46,667	6,056	4,129	—	—	—	56,852

James A. Kofalt (6)	55,000	44,360	85,379	—	—	—	184,739

Michael C. Mac Donald (7)	41,667	38,934	36,782	—	—	—	117,383

William R. McDermott (8)	60,000	38,793	85,968	—	—	—	184,761

Mark Zupan (9)	65,000	8,652	59,273	—	—	—	132,925

(1)	Amounts shown in the “Stock Awards” and “Option Awards” columns reflect the dollar amount recognized for financial statement reporting purposes for 2007, in accordance with Financial Accounting Standards Board Statement No. 123R, “Share-Based Payment,” or “SFAS 123R,” other than the exclusion of any estimate of forfeitures relating to service-based vesting, and may include amounts granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in Note 11 to the consolidated financial statements included in our 2007 Form 10-K.
(2)	See the 2007 Director Equity Awards Table below for the grant date fair value of each restricted stock unit award and each stock option award granted in 2007, as computed in accordance with SFAS 123R.
(3)	Mr. Aab served as Vice Chairman of the Board of Directors in 2007. As of December 31, 2007, Mr. Aab held unvested restricted stock units for 8,000 shares of common stock and options to purchase 8,000 shares of common stock, none of which were vested.
(4)	Mr. Frisby served as a member of the compensation committee in 2007. As of December 31, 2007, Mr. Frisby held unvested restricted stock units for 5,000 shares of common stock and options to purchase 126,725 shares of common stock, none of which were vested.
(5)	Mr. Ganatra served as a member of the audit committee in 2007. As of December 31, 2007, Mr. Ganatra held unvested restricted stock units for 7,000 shares of common stock and options to purchase 7,000 shares of common stock, none of which were vested.
(6)	Mr. Kofalt served as a member of the audit committee in 2007. As of December 31, 2007, Mr. Kofalt held unvested restricted stock units for 43,179 shares of common stock and options to purchase 226,105 shares of common stock, of which 188,673 were vested.
(7)	Mr. Mac Donald served as a member of the compensation committee in 2007. As of December 31, 2007, Mr. Mac Donald held unvested restricted stock units for 45,000 shares of common stock and options to purchase 30,000 shares of common stock, of which 20,000 were vested.
(8)	Mr. McDermott served as the chairman of the compensation committee in 2007. As of December 31, 2007, Mr. McDermott held unvested restricted stock units for 38,093 shares of common stock and options to purchase 38,432 shares of common stock, none of which were vested.
(9)	Mr. Zupan served as the chairman of the audit committee in 2007. As of December 31, 2007, Mr. Zupan held unvested restricted stock units for 10,000 shares of common stock and options to purchase 131,725 shares of common stock, of which 30,431 were vested.

The table below shows the grant date fair value of each stock option award and each restricted stock unit award granted to our non-employee directors in 2007, as computed in accordance with SFAS 123R.

2007 Director Equity Awards Table

	Option Awards			Stock Awards
Name	Date of Grant	Stock Options Awarded (#)	Grant Date Fair Value ($)	Date of Grant	Restricted Stock Units Awarded (#)	Grant Date Fair Value ($)
Richard T. Aab	10/16/2007	8,000	68,800	10/16/2007	8,000	101,040

H. Russell Frisby Jr.	2/26/2007	121,725	847,206	—	—	—
	10/16/2007	5,000	43,000	10/16/2007	5,000	63,150

Tansukh V. Ganatra	10/16/2007	7,000	60,200	10/16/2007	7,000	88,410

James A. Kofalt	10/16/2007	7,000	60,200	10/16/2007	7,000	88,410

Michael C. Mac Donald	10/16/2007	5,000	43,000	10/16/2007	45,000	568,350

William R. McDermott	10/16/2007	8,000	68,800	10/16/2007	8,000	101,040

Mark Zupan	10/16/2007	10,000	86,000	10/16/2007	10,000	126,300

APPROVAL OF AMENDMENT TO PAETEC HOLDING CORP. 2007 OMNIBUS INCENTIVE PLAN

(Proposal 2)

Our stockholders are asked to consider and vote upon a proposal to approve an amendment to the PAETEC Holding Corp. 2007 Omnibus Incentive Plan, which we refer to as the “2007 plan,” containing an expanded list of performance measures applicable to performance-based awards under the 2007 plan. Approval of this proposal would permit the compensation paid to our covered senior officers pursuant to awards under the 2007 plan upon the achievement of one or more of the performance measures to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. We refer to this proposed amendment as the “2007 plan amendment.”

PAETEC’s board of directors unanimously approved the 2007 plan amendment on March 26, 2008. The 2007 plan amendment will become effective upon stockholder approval of this Proposal 2 at the annual meeting. If stockholders do not approve the 2007 plan amendment, the 2007 plan as currently in effect, including the performance measures currently enumerated in the 2007 plan, will remain in full force and effect in accordance with its existing terms, and the 2007 plan amendment will not become a part of the 2007 plan. In this event, the compensation committee would continue to have the discretion to make awards intended to constitute qualified performance-based compensation pursuant to the existing list of performance measures set forth in the 2007 plan.

The only change to the 2007 plan proposed for approval by stockholders at the annual meeting is an expanded list of the material terms for awards of performance-based compensation that are intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. The 2007 plan amendment does not alter the considerations of the compensation committee of the board of directors with respect to grants under the 2007 plan. Because the grant of awards under the 2007 plan is within the discretion of the compensation committee, it is not possible to determine at this time the amount of any awards under the 2007 plan that may be made to officers or other employees.

You are urged to read this entire Proposal 2 and the text of the 2007 plan, which is attached as Appendix A to this proxy statement. Our board of directors believes that the 2007 plan amendment is in the best interests of PAETEC and its stockholders.

The board of directors unanimously recommends that the stockholders of PAETEC vote “FOR” approval of the 2007 plan amendment.

Summary of 2007 Plan Amendment

The purpose of the 2007 plan amendment is to increase the number and types of performance measures under the 2007 plan for awards to our covered senior officers that will constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, and thereby to allow PAETEC to deduct under Section 162(m) the compensation it pays upon the achievement of one or more of those performance measures. As described in the Compensation Discussion and Analysis section of this proxy statement, our compensation committee uses performance measures in structuring executive compensation programs. The compensation committee believes that the expanded list of performance measures set forth in the 2007 plan amendment will provide it with additional flexibility to structure such programs in a manner that aligns the interests of our senior executives with the interests of our stockholders. We are requesting stockholder approval of the entire list of performance measures, as we propose to modify the list, and not just of the new performance measures.

Section 162(m) of the Internal Revenue Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its principal executive officer and three most highly compensated officers (other than the principal financial officer), as determined in accordance with the applicable rules under the Securities Exchange Act. Under the Internal Revenue Code, however, there is no limitation on the deductibility of “qualified performance-based compensation.” Qualified performance-based compensation by PAETEC must be paid solely on account of the attainment of one or more objective performance measures established in writing by the compensation committee while the attainment of such goals is substantially uncertain. Performance measures may be based on one or more business criteria that apply to an individual, a business unit or PAETEC as a whole, as described below, but need not be based on an increase or positive result under the business criteria selected. The compensation committee is prohibited from increasing the amount of compensation payable if a performance measure is met, but may reduce or eliminate compensation even if the performance measure is attained. Stockholders must approve the types of performance measures and the maximum amount that may be paid to covered officers or the formula used to calculate this amount.

Awards of performance-based compensation under the 2007 plan are contingent upon the attainment of one or more performance measures (which may be stated as alternative measures) established in writing by the compensation committee for a participant for each performance period, which is generally PAETEC’s taxable year. Compensation intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) will be contingent upon the achievement of pre-established measures based on one or more of the enumerated business criteria, which may be stated either on an absolute or a relative basis, and which are subject to other terms and conditions set forth in the 2007 plan. The business criteria may be used to measure the performance of PAETEC, any subsidiary and/or affiliate of PAETEC as a whole or any business unit of PAETEC, any subsidiary and/or affiliate of PAETEC or any combination thereof, as the compensation committee deems appropriate. The compensation committee also may compare the performance measures against the performance of a group of comparative companies, or a published or special index that the compensation committee, in its sole discretion, deems appropriate. PAETEC may use the share price performance measure as compared to various stock market indices. The compensation committee has the authority to provide for accelerated vesting of any award based on the achievement of the performance measures.

The compensation committee may provide in any performance-based award that any evaluation of performance may include or exclude any of the following events that occur during a performance period:

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results;

•	any reorganization and restructuring programs;

•

extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in PAETEC’s annual report to shareholders for the applicable year;

•	acquisitions or divestitures; and

•	foreign exchange gains and losses.

To the extent that the inclusions or exclusions affect such awards, they must be in a form that meets Section 162(m) requirements.

The 2007 plan currently contains a list of performance measures based on specified business criteria. If approved by stockholders, the 2007 plan would contain an expanded list that would modify some of the current performance measures and add new performance measures. In addition, the 2007 plan amendment would add a provision stating that performance measures also may be used to measure performance on a per-share basis. The following presents the list of performance measures as we propose to expand it and which is contained in the 2007 plan amendment. We have identified in italics the changes which the 2007 plan amendment would make to the current list of performance measures. The complete list of performance measures as we propose to amend it and for which we seek stockholder approval is as follows:

•	net earnings or net income;

•	operating earnings;

•	pretax earnings;

•	earnings per share;

•	share price, including growth measures and total stockholder return;

•	earnings before interest and taxes;

•	earnings before interests, taxes, depreciation and/or amortization;

•	earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

•	non-cash compensation expense;

•	income from discontinued operations;

•	gain on cancellation of debt;

•	restructuring and/or integration charges and costs;

•	reorganization and/or recapitalization items;

•	impairment charges; and

•	gain or loss related to investments;

•	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

•	gross or operating margins;

•	return measures, including return on assets, capital, investment, equity, sales or revenue;

•	cash flow, including:

•	operating cash flow;

•	free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the exclusions set forth above) less capital expenditures;

•	levered free cash flow, defined as free cash flow less interest expense;

•	cash flow return on equity;

•	cash flow return on investment;

•	productivity ratios;

•	expense targets;

•	market share;

•	financial ratios as provided in credit agreements of PAETEC and its subsidiaries;

•	working capital targets;

•	completion of acquisitions of businesses or companies;

•	completion of divestitures and asset sales;

•	customer satisfaction as measured using the Net Promoter Score (NPS) metric (based on surveys of customers of PAETEC and its subsidiaries); or

•	any combination of any of the foregoing business criteria.

If stockholders approve the 2007 plan amendment, Section 14.6.4 of the 2007 plan will be amended to include the foregoing expanded list of performance measures and the provision authorizing measurement of performance on a per-share basis as set forth in the copy of 2007 plan attached as Appendix A to this proxy statement, which incorporates the 2007 plan amendment in Section 14.6.4. If stockholders do not approve the 2007 plan amendment, the foregoing current list of performance measures, excluding the performance measures identified in italics, will remain the sole performance measures authorized under Section 14.6.4.

Summary of Material Provisions of the 2007 Plan

A copy of the 2007 plan, which incorporates the proposed 2007 plan amendment, is attached as Appendix A to this proxy statement. The following summary of the material provisions of the 2007 plan below is qualified in its entirety by reference to the complete text of the 2007 plan.

Purpose and Eligibility

The purpose of the 2007 plan is to enhance PAETEC’s ability to attract, retain and motivate highly qualified officers, employees, non-employee directors and other persons to serve PAETEC and its affiliates and to expend maximum effort to improve PAETEC’s business results and earnings, by providing to such officers, employees, non-employee directors and other persons an opportunity to acquire or increase a direct proprietary interest in PAETEC’s operations and future success through ownership of the company’s common stock.

Awards may be granted under the 2007 plan to officers, directors, including non-employee directors, and other employees of PAETEC or any of its subsidiaries or other affiliates, to any individual who is an adviser, consultant or other provider of services to PAETEC or its subsidiaries or other affiliates, and to any other individuals who are approved by the board of directors as eligible to participate in the 2007 plan. Only employees of PAETEC or any of its subsidiaries are eligible to receive incentive stock options.

Term

The 2007 plan will expire on January 25, 2017, unless earlier terminated by the board of directors.

Administration, Amendment and Termination

The board of directors has the power and authority to administer the 2007 plan. In accordance with the terms of the 2007 plan, the board of directors has delegated this power and authority to its compensation committee. The compensation committee has the authority to interpret the terms and intent of the 2007 plan, determine eligibility for and terms of awards for participants and make all other determinations necessary or advisable for the administration of the 2007 plan. To the extent permitted by law, the compensation committee may delegate its authority under the 2007 plan to a member of the board of directors.

The compensation committee may amend, suspend or terminate the 2007 plan at any time with respect to any shares of common stock as to which awards have not been made. No such action may amend the 2007 plan without the approval of stockholders if the amendment is required to be submitted for stockholder approval by applicable law, rule or regulation, including rules of the NASDAQ Stock Market.

Awards

Awards under the 2007 plan may be made in the form of:

•	stock options, which may be either incentive stock options or non-qualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	dividend equivalent rights;

•	performance shares;

•	performance units;

•	cash-based awards;

•	other stock-based awards, including unrestricted shares; or

•	any combination of any of the foregoing awards.

Any of the foregoing awards may be made subject to attainment of performance measures over a performance period of one or more years.

An incentive stock option is an option that meets the requirements of Section 422 of the Internal Revenue Code, and a non-qualified stock option is an option that does not meet those requirements. A stock appreciation right, or “SAR,” is a right to receive upon exercise, in the form of common stock, cash or a combination thereof, the excess of the fair market value of one share of common stock on the exercise date over the grant price of the SAR. Restricted stock is an award of common stock on which are imposed restrictions that subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Internal Revenue Code. Restricted stock units are awards that represent a conditional right to receive shares of common stock in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock. Dividend equivalent rights are awards entitling the recipient to receive credits, which may be paid currently in cash or common stock or which may be deemed to be reinvested in additional shares, that are based on cash distributions that would have been paid on the shares specified in the rights if the shares had been issued to and held by the recipient. Performance shares are awards of common stock, the value for which at the time the common stock is payable is determined by the extent to which the applicable performance criteria have been met. Performance units are similar to performance shares except that the award is based upon cash value instead of shares of common stock. Unrestricted shares are awards of shares of common stock that are free of restrictions other than those imposed under federal or state securities laws.

Shares Subject to the 2007 Plan

Subject to adjustment as described below, a total of 10,000,000 shares of PAETEC common stock may be granted under the 2007 plan. As of December 31, 2007, a total of 8,171,686 shares remained available for issuance in connection with future awards under the 2007 plan. Shares issued under the 2007 plan may be authorized but unissued shares or treasury shares.

Any shares subject to an award, or portion of an award, granted under the 2007 plan that is forfeited or canceled, expires or is settled in cash will be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the 2007 plan.

If any stock option is exercised by tendering shares to PAETEC, or if PAETEC withholds shares to satisfy tax withholding obligations in connection with such an exercise, as full or partial payment in connection with the exercise of a stock option under the 2007 plan, only the number of shares issued net of the shares tendered will be deemed issued for purposes of determining the maximum number of shares available for issuance under the 2007 plan. Shares issued through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards resulting from the acquisition of another entity will not reduce the maximum number of shares available for issuance under the 2007 plan. In the case of an SAR, only the actual number of shares issued upon exercise of the SAR will be deemed issued for purposes of determining the maximum number of shares available for issuance.

The 2007 plan contains a number of additional limitations on the shares available for issuance or amount of awards that may be granted. A maximum of 10,000,000 shares may be issued pursuant to incentive stock options. No participant may be awarded options or SARs for more than 2,000,000 shares in any calendar year, except that the limit in the case of newly hired employees is 3,000,000 shares. A maximum of 1,000,000 shares of restricted stock, or shares represented by restricted stock units, that vest based on the achievement of performance measures may be awarded to any participant in any calendar year, except that the limit in the case of newly hired employees is 1,500,000 shares. A maximum of 1,000,000 performance units (equal to the value of a share) or performance shares may be awarded to any participant in any calendar year. A maximum amount of $3,000,000 in any calendar year or $5,000,000 in respect of a performance period greater than one year may be awarded or credited with respect to cash-based or other stock-based awards to any participant in any calendar year. The foregoing limitations are subject to adjustment as described below.

Terms and Conditions of Awards

Terms and Conditions of Options. An option granted under the 2007 plan is exercisable only to the extent that it is vested on the date of exercise. No option may be exercisable more than ten years from the option grant date. The compensation committee may include in the option agreement the period during which an option may be exercised following termination of employment or service.

The exercise price per share under each option granted under the 2007 plan may not be less than 100%, or 110% in the case of an incentive stock option granted to a ten percent stockholder, of the fair market value of the common stock on the option grant date. For so long as the common stock remains listed on the NASDAQ Stock Market, the fair market value of the common stock will be the closing price of the common stock as reported on the NASDAQ Stock Market on the option grant date. If there is no closing price reported on the option grant date, the fair market value will be deemed equal to the closing price as reported on the NASDAQ Stock Market for the last preceding date on which sales of the common stock were reported. If the shares of common stock are listed on more than one established stock exchange, the fair market value will be the closing price of a share of common stock reported on the exchange selected by the board of directors. If the common stock is not at the time listed or admitted to trading on a stock exchange, fair market value will be the mean between the highest bid and lowest asked prices or between the high and low sale prices of the common stock. If the common stock is not listed on any stock exchange or traded in the over-the-counter market, fair market value will be as determined in good faith by the board of directors in a manner consistent with Section 409A of the Internal Revenue Code.

Except upon the occurrence of a merger or other corporate transaction described below, no amendment or modification may be made to an outstanding option which reduces the option price, either by lowering the option price or by canceling the outstanding option and granting a replacement option with a lower option price.

Payment of the option price for shares purchased pursuant to the exercise of an option may be made in cash or in cash equivalents acceptable to PAETEC or, to the extent permitted by law and at the discretion of the compensation committee, through a broker-assisted cashless exercise, the tender to PAETEC of shares of common stock or by a combination of cash payment, cashless exercise, and/or tender of shares or any other method that is approved by the compensation committee.

Each option will become vested and exercisable at such times and under such conditions as the compensation committee may approve consistent with the terms of the 2007 plan.

In the case of incentive stock options, the aggregate fair market value of the common stock determined on the option grant date with respect to which such options are exercisable for the first time during any calendar year may not exceed $100,000.

Incentive stock options are non-transferable during the optionee’s lifetime. Awards of non-qualified stock options are generally non-transferable, except for transfers by will or the laws of descent and distribution. The compensation committee may, in its discretion, determine that an award of non-qualified stock options also may be transferred to family members by gift or other transfers deemed not to be for value.

The compensation committee may impose restrictions on any shares of common stock acquired pursuant to the exercise of an option as it deems advisable, including minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market on which the shares of common stock are then listed or traded, or under any blue sky or state securities laws applicable to the shares of common stock.

Terms and Conditions of Stock Appreciation Rights. SARs may be granted in conjunction with all or a part of any option or other award granted under the 2007 plan, or without regard to any option or other award. The compensation committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which an SAR may be exercised in whole or in part, the time or times at which and the circumstances under which an SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, whether or not an SAR will be in tandem or in combination with any other grant, and any other terms and conditions of any SAR. Exercisability of SARs may be subject to future service requirements, to the achievement of one or more of the performance measures described in the summary of the 2007 plan amendment above or to such other terms and conditions as the compensation committee, in its sole discretion, may impose.

Upon exercise of an SAR, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one share of common stock on the exercise date over the grant price of the SAR, as determined by the compensation committee. The grant price of an SAR may not be less than the fair market value of a share of common stock on the grant date. Except upon the occurrence of a merger or other corporate transaction described below, no amendment or modification may be made to an outstanding SAR which reduces the SAR grant price, either by lowering the SAR grant price or by canceling the outstanding SAR and granting a replacement SAR with a lower SAR grant price.

Awards of SARs are generally nontransferable, except for transfers by will or the laws of descent and distribution.

Terms and Conditions of Restricted Stock and Restricted Stock Units. Subject to the provisions of the 2007 plan, the compensation committee determines the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the common stock subject to the award. Unless otherwise determined by the compensation committee, to the extent permitted or required by law as determined by the compensation committee, holders of shares of restricted stock will have the right during the restricted period to exercise full voting rights with respect to those shares and the right to receive any dividends declared or paid with respect to the shares. Awards of restricted stock and restricted stock units may be subject to satisfaction of individual performance measures or one or more of the performance measures described in the summary of the 2007 plan amendment above.

The restrictions and the restricted period may differ with respect to each participant. An award will be subject to forfeiture if events specified by the compensation committee occur before the lapse of the restrictions.

Awards of restricted stock and restricted stock units are generally nontransferable during the restricted period or before satisfaction of any other restrictions applicable to the awards.

Terms and Conditions of Dividend Equivalent Rights. The compensation committee is authorized to grant dividend equivalents to a participant in connection with an award under the 2007 plan, or without regard to any other award. Dividend equivalents will entitle the participant to receive cash or common stock equal in value to dividends paid, or other periodic payments made, with respect to a specified number of shares of common stock. Dividend equivalents may be paid or distributed when accrued or will be deemed to have been reinvested in additional common stock or in awards under the 2007 plan, and will be subject to such risks of forfeiture as the compensation committee may specify. Dividend equivalents are generally nontransferable, except for transfers by will or the laws of descent and distribution.

Terms and Conditions of Performance Units and Performance Shares. The compensation committee may award performance shares and performance units in such amounts and upon such terms as the compensation committee may determine. Each performance share will have an initial value that is equal to the fair market value of a share of common stock on the date of grant. Each performance unit will have an initial value set by the compensation committee. The compensation committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of performance units or performance shares that will be paid out to a participant. The compensation committee may, in its sole discretion, pay earned performance units or performance shares in the form of cash or in shares of common stock equal to the value of the earned performance units or performance shares. Any shares of common stock issued based upon performance units or performance shares may be granted subject to any restrictions that the compensation committee deems appropriate.

Terms and Conditions of Cash-Based and Other Stock-Based Awards. The compensation committee may grant cash-based awards to participants in such amounts and upon such terms as the compensation committee may determine. The compensation committee may also grant other types of equity-based or equity-related awards, including the grant or offer for sale of unrestricted shares, in such amounts and subject to such terms and conditions as the compensation committee may determine. Any such awards may involve the transfer of actual shares of common stock to participants, or payment in cash or otherwise of amounts based on the value of the shares of common stock. Any cash-based awards or other stock-based awards granted by the compensation committee may be subject to performance goals established by the compensation committee in its discretion.

Effect of Corporate Transactions

Adjustment of Shares Subject to 2007 Plan. In the event of any increase or decrease in the number of outstanding shares of PAETEC common stock, or in the event such shares are changed into or exchanged for a different number or kind of shares or other securities of PAETEC on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, the compensation committee will adjust, among other award terms, the number and kind of shares or property that may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award in such manner as the compensation committee determines to be necessary to prevent dilution or enlargement of the rights of participants.

Effect of Corporate Transactions. Subject to the exceptions described below, upon the occurrence of a “corporate transaction,” as defined in the 2007 plan, all outstanding shares of restricted stock and all stock units will become immediately vested, and the shares of stock subject to outstanding stock units will be delivered immediately before the occurrence of the corporate transaction. In addition, unless otherwise specified in the applicable award agreement, either of the following two actions will be taken:

•

15 days before the scheduled completion of the corporate transaction, all options and stock appreciation rights will become immediately exercisable and will remain exercisable for a period of 15 days; or

•

instead of providing for accelerated vesting in awards under the 2007 plan in connection with the corporate transaction, the compensation committee may provide that awards, whether or not exercisable, will be terminated and the holders of awards will receive a cash payment, or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment, equal to the value of the award.

These actions will not apply to any corporate transaction to the extent that provision is made in writing in connection with the corporate transaction for the assumption or continuation of the outstanding awards, or for the substitution for such outstanding awards of similar awards relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award.

A “corporate transaction” means:

•	the dissolution or liquidation of PAETEC or a merger, consolidation, or reorganization of PAETEC with one or more other entities in which PAETEC is not the surviving entity;

•	a sale of substantially all of the assets of PAETEC to another person or entity; or

•

any transaction which results in any person or entity, other than persons who are stockholders or affiliates immediately prior to the transaction, owning 50% or more of the combined voting power of all classes of stock of PAETEC.

If PAETEC is the surviving entity in any reorganization, merger or consolidation of PAETEC with one or more other entities which does not constitute a corporate transaction, any option or stock appreciation right outstanding under the 2007 plan will apply to the securities to which a holder of the number of shares of stock of PAETEC subject to the option or stock appreciation right would have been entitled immediately following the transaction, with a corresponding proportionate adjustment of the exercise price. In such an event, stock units will be adjusted so as to apply to the securities that a holder of the number of shares of stock of PAETEC subject to the stock units would have been entitled to receive immediately following the transaction.

The compensation committee may provide in any agreement under the 2007 plan for different provisions to apply to an award under the 2007 plan than those described above.

Corporate Performance Measures

Awards under the 2007 plan may be subject to the attainment of one or more pre-established, objective performance measures. Such performance measures may be stated either on an absolute or relative basis and are based on one or more objective business criteria. The summary of the 2007 plan amendment above discusses the operation of these provisions of the 2007 plan and identifies the performance measures as such performance measures would be expanded and modified by the 2007 plan amendment.

Resales of Shares by Participants

Shares of common stock issued pursuant to the 2007 plan will be eligible for sale by participants in the public market without restriction under the Securities Act, except that any shares purchased by an “affiliate” of PAETEC (as that term is defined in Rule 144 under the Securities Act) will be subject to the resale limitations of Rule 144.

A participant that is an affiliate of PAETEC may sell in the public market the shares issued to the participant only in accordance with the limitations and conditions of Rule 144, other than the holding period condition. In general, Rule 144 provides that any such person (or persons whose shares are aggregated) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (1) 1% of the then-outstanding shares of common stock and (2) the reported average weekly trading volume of the then-outstanding shares of common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the SEC. Sales under Rule 144 by affiliates also are subject to provisions relating to the manner and notice of sale and the availability of current public information about PAETEC.

Federal Income Tax Consequences

Federal Income Tax Consequences of Incentive Stock Options. An option holder will not realize taxable income upon the grant of an incentive stock option under the 2007 plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules applicable to non-incentive stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares is qualifying if it is made at least two years after the date the incentive stock option was granted and at least one year after the date the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, PAETEC will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, PAETEC will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment would not apply if the option holder acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that had expired with respect to the transferred shares.

Federal Income Tax Consequences of Non-Qualified Stock Options. An option holder will not realize taxable income upon the grant of a non-qualified stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. PAETEC will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if PAETEC complies with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

An option holder who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the option is exercised by the family member. The option holder will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be eligible for inclusion in the option holder’s estate for estate tax purposes.

If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option, and the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Federal Income Tax Consequences of Stock Appreciation Rights. The grant of SARs will not result in taxable income to the participant or a deduction to PAETEC. Upon exercise of an SAR, the participant will recognize ordinary income, and PAETEC will have a corresponding deduction in an amount equal to the cash or the fair market value of the common stock received by the participant. PAETEC will be entitled to a deduction equal to the amount of any compensation income taxable to the participant, subject to Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of Restricted Stock and Restricted Stock Units. A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the common stock is subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. PAETEC generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year the grantee is taxed on the income, subject to Section 162(m) of the Internal Revenue Code.

A distribution of common stock in payment of a restricted stock unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received. PAETEC is entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If PAETEC complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Federal Income Tax Consequences of Performance Shares and Performance Units. A distribution of common stock in payment of a performance share award or a payment of cash in satisfaction of a performance unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received or the amount of the cash payment. PAETEC is entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of Unrestricted Shares. A holder of unrestricted shares will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. PAETEC will be entitled to deduct the amount of the compensation, subject to Section 162(m) of the Internal Revenue Code.

Upon the holder’s disposition of unrestricted shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for at least one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding. Payment of the taxes imposed on awards made under the 2007 plan may be made by withholding from payments otherwise due and owing to the holder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the compensation committee of PAETEC’S board of directors was an officer or employee of PAETEC or any subsidiary of PAETEC during 2007. There are no interlock relationships as defined in the applicable SEC rules.

COMPENSATION COMMITTEE REPORT

The compensation committee of PAETEC’s board of directors has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with PAETEC’s management and, based on that review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into PAETEC’s annual report on Form 10-K for the fiscal year ended December 31, 2007.

By the Compensation Committee

William R. McDermott, Chairman
H. Russell Frisby, Jr.
Michael C. Mac Donald

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to provide material information about our compensation philosophy, objectives, programs and policies and to explain to our stockholders how we arrived at the levels and forms of compensation that was earned by or paid to the executive officers identified in the 2007 Summary Compensation Table under “Executive Compensation” during 2007. We describe not only what we pay these “named executive officers,” but also why and how we link their compensation to our business results.

Compensation Philosophy and Objectives

On February 28, 2007, PAETEC Corp. completed its merger with US LEC Corp., creating one of the largest competitive carriers in the United States. The compensation committee of PAETEC’s board of directors was established on the merger date. The committee, with input from senior management and its compensation consultant, has sought to develop and implement a compensation philosophy specifically suited to PAETEC.

The telecommunications industry is rapidly changing and increasingly competitive. Our executive compensation programs and policies accordingly are intended to promote and sustain profitable growth in the dynamic business environment in which PAETEC operates.

We seek to design and administer our executive compensation plans and programs in alignment with a number of central objectives, which are to:

•

complement and support PAETEC’s mission “to be the most customer- and employee-oriented communications provider,” and advance our corporate values, which include a caring culture, open communication, unmatched service and personalized solutions;

•	promote relative consistency and balance in the components of compensation across all levels of our employees;

•	attract and retain high-quality executives through programs that are competitive within the telecommunications industry;

•	tie a significant portion of our executives’ overall compensation to key short-term and long-term strategic, financial and operational goals;

•

align the interests of our executives with those of our stockholders through a philosophy that provides considerable opportunity for above-target performance and downside risk if performance goals are not achieved; and

•	provide compensation programs that are financially efficient, affordable and sustainable.

We believe that encouraging executives to think and act like owners aligns to a significant degree the interests of our management with those of our long-term stockholders.

Setting of Executive Compensation

To assist the compensation committee in evaluating and structuring PAETEC’s executive compensation program for 2007, the committee engaged an outside consultant, First Niagara Benefits Consulting Group, to provide benchmark and market data. For each element of compensation, the consultant provided data used to assist the committee in understanding how PAETEC’s executive compensation compared to the executive compensation of its market competitors. The committee compared PAETEC’s actual compensation paid, as well as its executive compensation elements and practices generally, with the compensation paid and general elements and practices of a selected comparison group of public companies. The comparison companies were selected because they are broadly within our revenue range, have executive positions comparable to ours, and are representative of organizations that compete with us for business or executive talent. For 2007, the following companies were included in the compensation comparison group:

American Tower Corp.	Equifax Inc.
Level 3 Communications, Inc.	Global Crossing Limited
Centennial Communications Corp.	Leap Wireless International, Inc.
Ceridian Corp.	Mediacom Communications Corporation
Cincinnati Bell Inc.	Paychex Inc.
Dobson Communications Corporation	SunCom Wireless Holdings Inc.
Dun & Bradstreet Corp.	XO Holdings, Inc.
Earthlink, Inc.

The committee’s consultant provided detailed compensation data for the named executive officers in the compensation comparison group, aggregate data for the group and information on compensation practices across the group. Because of the dynamic nature of the telecommunications industry and the rapid growth of PAETEC, the committee has requested that, for 2008, its consultant undertake an analysis of the current comparison group and provide recommendations for any changes to the composition of that group it deems advisable.

The consultant also prepared and presented the committee with data from national survey sources, including Watson Wyatt Data Services and Mercer Human Resources, using, to the extent reasonably possible, reported data from the telecommunications industry for organizations having comparable revenue and employment.

The committee used the comparison group information to target specifically a desired level of each element of compensation payable to the named executive officers. We discuss these specific targets below. The committee used the general survey data to support further its benchmark for each element of executive compensation on an individual basis. The committee did not consider the individual companies within the general surveys, but instead focused only on the aggregated compensation data of the survey information.

The market data constituted only one of several factors considered by the committee to determine the compensation paid to the named executive officers for 2007. The committee also considered measures of company performance, measures of individual executive performance and experience, and internal equity. We discuss below how these factors affected compensation decisions for each named executive officer for 2007.

Elements of Compensation

For 2007, we provided our executive officers, including each of the named executive officers, a total compensation package that included base salary, an annual incentive program and long-term equity incentives. We strive to provide appropriate levels of fixed versus at-risk compensation and cash versus equity-based compensation relative to each officer’s role and responsibilities. Other than the benchmarks described below, however, we do not have any formal policies regarding specified relative levels of these compensation elements. In addition, our named executive officers are eligible to participate in the same benefit programs we offer to all employees. These plans include medical, dental, life insurance, disability, and qualified 401(k) retirement plans, and a variety of voluntary benefit plans.

Base Salary. Base salary levels during 2007 for our named executive officers generally reflected the external market value of their respective roles and took into consideration the individual’s current performance and experience and the scope and complexity of the officer’s position within PAETEC. Base salary represented less than half of our named executive officers’ total compensation package for 2007, which reflected our compensation philosophy and objectives, including emphasizing “at risk” pay and tying compensation to company and individual performance to align executives’ interests with those of our stockholders. To ensure long-term focus, executive officers are not eligible for automatic annual merit increases in base salary. The committee annually reviews base salary for executive officers and makes adjustments if necessary based on market comparisons, trends and macroeconomic conditions.

The committee believes that, for PAETEC’s executive compensation to remain competitive with the market, the desired market position for base salary generally is to achieve approximately the 50th percentile of the comparison group and general survey data. For 2007, base salaries for our named executive officers were maintained at 2006 levels. While the committee was satisfied with the individual performance of each named executive officer, it determined not to approve any base salary increases, because the committee concluded that total compensation, including annual and long-term incentives, was fair and competitive with compensation disclosed in the market data.

Annual Incentive Cash Compensation. Annual incentive compensation at PAETEC is intended to reward employees for the achievement of specific key performance objectives identified as having a positive effect on our annual business results. The committee believes that the desired market position for annual incentive compensation generally is to pay approximately the market median for the achievement of planned or targeted results, and to pay above the market median for the achievement of results beyond the plans or targets.

The bonus payment for the named executive officers under our annual cash bonus plan is determined in four steps:

1.	Bonus plan funding is based on PAETEC’s achievement of performance targets for the fiscal year.

2.	Each named executive officer is assigned a predetermined individual bonus award target expressed as a percentage of eligible base salary. The individual bonus targets for 2007 and 2008 are shown below.

3.	The standard bonus percentage is calculated by multiplying the individual bonus target by the 2007 plan funding percentage.

4.	The standard bonus percentage is then modified, if applicable, based on the committee’s assessment (or, for each named executive officer other than himself, Mr. Chesonis’s assessment) of the participant’s performance toward individual, departmental or company goals. As described below, no modifications to the standard bonus percentage occurred for any named executive officer for 2007.

2007 Bonus Plan. The 2007 individual bonus award targets for each named executive officer which, as described above, were based, in part, on each executive’s responsibility level within PAETEC, were as follows:

Position	Target % of Salary
Chief Executive Officer	50
Chief Operating Officer	75
Chief Financial Officer	75
General Counsel	50
Chief Information Officer	24

Payments under the 2007 bonus plan were tied to two performance metrics: 80% of plan funding was based on achievement of “pro forma adjusted EBITDA,” or earnings before interest, taxes, depreciation and amortization, as adjusted for specific items described below, to reflect the performance of our core business operations; and 20% was based on achievement of “customer satisfaction” goals, measured by a “net promoter score,” to ensure consistency with our mission statement and, accordingly, to promote longer-term customer satisfaction and reduced turnover.

Pro forma adjusted EBITDA is not a financial measurement prepared in accordance with generally accepted accounting principles. Pro forma adjusted EBITDA, as defined by PAETEC for purposes of the 2007 bonus plan, is the same pro forma measure we report in our earnings releases and other public disclosures and represents net income (loss) before interest, provision for (benefit from) income taxes, depreciation and amortization, change in fair value of Series A convertible redeemable preferred stock conversion right, stock-based compensation, withdrawn initial public offering and related terminated senior secured credit facility expenses, leveraged recapitalization costs, loss on extinguishment of debt, and integration and restructuring costs. Pro forma adjusted EBITDA for 2007 combined the historical consolidated results of PAETEC for 2007, which include the post-acquisition results of US LEC from March 1, 2007, with the pre-acquisition historical consolidated results of US LEC for the two months ended February 28, 2007, without any adjustments. PAETEC measures customer satisfaction using the “net promoter score” survey methodology which has been adopted by a number of Fortune 500 companies and is commonly used in the telecommunications industry. The survey is administered by a third-party firm and measures the likelihood that the customer would recommend PAETEC as a communications provider. Since the 2007 bonus plan objectives were established before PAETEC became a public company, the committee did not consider requirements under Section 162(m) of the Internal Revenue Code for qualified performance-based compensation in determining the performance targets under the 2007 bonus plan.

The 2007 bonus plan was funded based on consideration of the performance targets and actual results shown below:

Plan Performance Metric	Target	Maximum	Actual
Pro forma adjusted EBITDA	$ 206 million	$ 215 million	$ 210.5 million
Customer satisfaction (net promoter score)	20.2	—	22.7

In recommending to the committee the bonus plan funding for 2007, Mr. Chesonis compared the actual pro forma adjusted EBITDA of $210.5 million and actual net promoter score of 22.7 achieved for 2007 to the pro forma adjusted EBITDA target of $206 million and the final net promoter score target of 20.2, and considered a variety of factors that influenced the actual results. Based on these considerations, Mr. Chesonis recommended, and the committee approved, funding of the 2007 bonus plan at 100% of target. Based on his assessment that the total compensation paid to each other named executive officer was appropriate despite some variation in individual performance, Mr. Chesonis further recommended that the individual bonus payments for those officers not be increased or decreased based on their performance. In approving Mr. Chesonis’s 2007 bonus payment, the committee also considered the significant contributions made by Mr. Chesonis in integrating US LEC’s operations and in furthering PAETEC’s growth strategy by negotiating our agreement to acquire McLeodUSA.

The 2007 bonus plan awards approved by the committee based on these considerations are set forth in the Non-Equity Incentive Plan Compensation column of the 2007 Summary Compensation Table following this Compensation Discussion and Analysis.

Other 2007 Bonuses. In 2007, the committee also approved the payment to Mr. Moore of an integration bonus of $50,000 in connection with the achievement of targeted US LEC merger synergies.

2008 Bonus Plan. The cash bonus plan for 2008 will be funded based on the combination of McLeodUSA’s operating results from January 1, 2008 through the merger closing date of February 8, 2008 and PAETEC’s operating results for fiscal 2008. Payouts under the 2008 bonus plan will be based on performance measured against the following metrics:

•	60% adjusted EBITDA;

•	20% customer satisfaction (net promoter score); and

•	20% revenue growth.

The addition of the revenue growth metric for 2008 reflects the importance of a continued focus on sales in light of the increased size and complexity of our operations. Management recommended the continued inclusion of the customer satisfaction measure despite recognizing that is not a stockholder-approved performance measure under our 2007 omnibus incentive plan, and that the 2008 bonus awards, if any, attributable to this performance measure would therefore not constitute qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The committee agreed with the importance of the customer satisfaction measure, and approved its use, determining that it was unlikely that any of the named executive officers would exceed the $1 million cap for non-performance-based compensation for 2008. The committee has recommended an amendment to the 2007 omnibus incentive plan for approval by stockholders at the 2008 annual meeting to include the addition of the customer satisfaction measure and several other performance measures that it believes will provide the committee with increased flexibility to structure incentive compensation programs that align the interests of our executives with the interests of our stockholders.

In December 2007, the committee requested an analysis of the competitiveness of the annual incentive targets from its consultant. The analysis indicated that the bonus targets for the CEO, executive vice presidents and senior vice presidents were below market for on-target performance. Accordingly, the committee established new annual incentive targets for the executive and senior vice presidents that are somewhat more representative of the 50th percentile of the survey data, consistent with our benchmark. At Mr. Chesonis’s request, the committee agreed to maintain the CEO bonus target at 50%, which is significantly below the 50th percentile of survey data for CEOs. The 2008 individual bonus award targets for our named executive officers are set forth below:

Position	Target % of Salary
Chief Executive Officer	50
Chief Operating Officer	75
Chief Financial Officer	75
Executive Vice President	50
Senior Vice President	40

Long-Term Incentive Compensation. Long-term incentives under our 2007 omnibus incentive plan serve an important role in supporting the compensation program objectives by ensuring that a significant portion of executive compensation is tied to long-term company performance and changes in stockholder value. To support PAETEC’s long-term growth objectives, the committee believes that, for its named executive officers and other key executives, PAETEC should provide above-market levels of long-term incentive compensation value that are generally at or above the 75th percentile of the competitive market.

In August 2007, the compensation committee approved in principle a long-term, equity-based incentive program that would focus on achievement of PAETEC’s long-term business objectives. The committee planned to commence making awards consistent with the program, which has the following three primary components, beginning in 2008:

•

Annual Base Equity Program. This program is intended to provide market level annual grants of time-based stock options and performance-based restricted stock units, or “RSUs,” to our executive officers and other key officers, with 50% of the shares subject to the grant issuable pursuant to stock options and 50% of the shares issuable pursuant to RSUs. The stock option awards vest with respect to 25% of the shares on each of the first four anniversaries of the grant date, and the RSU awards vest with respect to one-third of the shares on each of the first three anniversaries of the grant date, based, in the case of the RSU awards, on the attainment of free cash flow objectives.

•

Performance Accelerator Program. This program is intended to reward our executive officers and other key officers with above-market equity compensation for the achievement of performance goals considered exceptional and significant. The awards are time-based grants of equity and vest only if specified performance goals are attained. Vesting is not accelerated upon the attainment of the performance goals.

•

Acquisition Program. This program is intended to reward continuing executive officers and other continuing key employees of PAETEC and acquired companies for the successful integration of the acquired companies. In the event of an acquisition, a pool of RSU awards equal to approximately 3% to 5% of the transaction value is established for grants to key employees of the combined company. The awards are subject to multi-year time-based vesting to provide an incentive for key employees to remain employed for an extended period following an acquisition to facilitate the successful integration of the acquired company. The acquisition awards vest with respect to 50% of the shares on the third anniversary of the grant date and with respect to the remaining 50% of the shares on the fourth anniversary of the grant date, so long as the holder continues or is deemed to continue in service with PAETEC.

2007 Equity Grants. Except for the performance accelerator program grants made in early 2008, as discussed below, no grants under the foregoing equity programs were made to any of the named executive officers for 2007 performance, because the named executive officers (other than Mr. Sieving) received significant equity awards in connection with the completion of PAETEC Corp.’s leveraged recapitalization in June 2006 and PAETEC Corp.’s entry into the definitive US LEC merger agreement in August 2006. In determining not to make additional equity awards for 2007, the committee considered that the equity awards made in 2006 would not vest in whole or in part until June 2009 and August 2010. The committee also considered that PAETEC Corp.’s compensation committee had approved a grant of RSUs for 324,600 shares of common stock to Mr. Sieving in February 2007 to provide an incentive for Mr. Sieving to join PAETEC as its general counsel. In approving the award, that committee considered Mr. Sieving’s longstanding service to PAETEC as its outside corporate, securities and mergers and acquisitions counsel, his significant legal and industry expertise, his income while in private practice relative to the cash component of his proposed company income, and the nature of his proposed role at PAETEC.

2008 Equity Grants. The committee reviewed long-term equity compensation again in early 2008 for awards based on 2007 performance and relative to competitive market practices. Based on its review, the committee approved a 2007 performance accelerator grant of time-based RSUs to the executive officers, including each of the named executive officers, in recognition of the achievement of US LEC integration objectives established in early 2007. The awards vest with respect to 25% of the shares on each of the first four anniversaries of the grant date. The award of this grant to each named executive officer was conditioned on the officer’s entry into a new executive confidentiality, non-solicitation, non-competition and severance agreement, which is described below. The committee recognized that this grant does not constitute qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, but decided that the award was appropriate in light of the contribution of the named executive officers to the successful integration of US LEC and other significant accomplishments during the integration period. The RSU awards were granted for the number of shares of common stock set forth below:

Name	2007 Performance Accelerator Grant
Arunas A. Chesonis	30,000 shares
Edward J. Butler, Jr.	30,000 shares
Keith M. Wilson	30,000 shares
Charles E. Sieving	20,000 shares
Robert D. Moore, Jr.	14,000 shares

For 2008, the committee has requested that its consultant provide it with an analysis of the current stock ownership of our executive officers, review competitive practice, and provide a recommendation for the establishment of stock ownership guidelines.

Perquisites and Other Benefits. The committee has not approved the grant of significant perquisites or significant benefits to our named executive officers that are not otherwise available to all of our employees. We also do not currently provide our executive officers with pension arrangements, post-retirement health coverage, non-qualified deferred compensation arrangements, or other similar benefits.

Timing of Equity Awards

We do not have a program, plan or practice to time equity awards, including option grants, to our executive officers or employees in coordination with the release of material non-public information. The grant date of long-term equity awards for our executive officers is the date of the compensation committee meeting at which the award determinations are made. The exercise price of stock options issuable under our 2007 omnibus incentive plan is the closing price of our common stock as reported on the NASDAQ Global Select Market on the grant date.

Severance and Change of Control Arrangements

PAETEC previously maintained a senior officer confidentiality, non-solicitation, non-competition and severance agreement with each senior officer, including our named executive officers. The agreements were intended to protect the interests of PAETEC and clearly define for each executive the executive’s rights upon a termination of the executive’s employment with us. We believe these agreements were helpful in retaining senior executives, particularly through completion of the US LEC merger. The terms of the agreements were described in PAETEC’s proxy statement dated November 21, 2007 for our 2007 annual meeting of stockholders.

During 2007, the committee reviewed the agreements and determined that, following the US LEC merger and PAETEC’s commencement of operations as a public company, the agreements should be revised to reflect more closely current competitive practices relating to severance arrangements. Accordingly, PAETEC entered into new agreements with each executive officer, including each named executive officer, on February 22, 2008. Upon the effectiveness of the new agreements, the prior agreements between PAETEC and the executive officers were terminated. Among other provisions, the new agreements, as compared to the prior agreements, provide for reduced cash severance payments upon the termination of the executives’ employment in specified circumstances, limit the circumstances in which equity-based awards granted during the employment term will continue to vest following termination of employment, and increase the scope of the post-termination non-solicitation and non-competition covenants to which the executives are subject.

For a more detailed discussion of our new severance agreements, including information regarding the amounts that would have been payable to each named executive officer if the agreements had been in effect and a payment triggering event had occurred on December 31, 2007, see “Termination and Change of Control Payments” following this Compensation Discussion and Analysis.

Compensation Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1 million per person PAETEC’s tax deduction of certain non-performance-based compensation paid in a given year to PAETEC’s principal executive officer and three most highly compensated officers (other than the principal financial officer). PAETEC currently falls under certain transition rules since becoming a public company in 2007, and awards relative to 2007 performance were not subject to Section 162(m).

The levels of non-performance-based salary, bonus and other compensation paid by PAETEC typically do not exceed the $1 million cap. As discussed above and as a matter of practice, the committee intends to set performance-based goals annually under PAETEC’s various variable compensation plans and for PAETEC to deduct compensation paid under these plans and gains realized from stock options to the extent consistent with the provisions of Section 162(m). The committee may conclude, however, that paying non-deductible compensation is consistent with our stockholders’ best interests for certain events.

Accounting Considerations

In structuring equity-based awards, the compensation committee considers the accounting impact under SFAS 123R, “Share-Based Payment,” of granting such awards. Effective January 1, 2006, the first day of our 2006 fiscal year, we adopted the fair value recognition provisions of SFAS 123R using the modified prospective transition method. Under this transition method, stock-based compensation costs recognized in the income statement include compensation costs for all unvested stock-based awards that were granted before January 1, 2006 based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and compensation expense for all stock-based compensation awards granted on or after January 1, 2006 based on the grant date fair value estimated in accordance with the provisions of SFAS 123R.

EXECUTIVE COMPENSATION

Share amounts and exercise prices set forth in this Executive Compensation section have been retroactively adjusted to give effect to the following US LEC merger transactions as if they had occurred at the beginning of the periods presented. Pursuant to the combination by merger of PAETEC Corp. and US LEC Corp. on February 28, 2007, each outstanding share of Class A common stock of PAETEC Corp. was converted into the right to receive 1.623 shares of PAETEC Holding common stock and each outstanding share of US LEC Class A common stock was converted into the right to receive 1.000 share of PAETEC Holding common stock. At the effective time of the US LEC merger on February 28, 2007, each then outstanding option, warrant or other right to acquire common stock of PAETEC Corp. or US LEC, whether or not vested or exercisable at that time, was assumed by PAETEC Holding and converted into an option, warrant or other right, as applicable, to purchase PAETEC Holding common stock on generally the same terms and conditions applicable to such option, warrant or right in effect before the merger, including existing vesting and exercisability provisions without any acceleration, except that the number of shares subject to, and (to the extent applicable) the per share exercise price of, the option, warrant or other right were adjusted based on the applicable exchange ratio.

Summary Compensation Information

The following summary compensation table presents information about compensation that was earned by or paid to PAETEC Holding Corp.’s Chief Executive Officer, Chief Financial Officer and each of PAETEC Holding Corp.’s other three most highly compensated executive officers serving with us at December 31, 2007. We refer to these five executive officers in this proxy statement as the “named executive officers.” Information is provided only for 2007 for Messrs. Sieving and Moore, who did not serve as named executive officers of PAETEC Holding or its predecessor, PAETEC Corp., in 2006.

2007 Summary Compensation Table

	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)		Total ($)
Arunas A. Chesonis	2007	500,000	—	640,965	23,568	250,000		6,750		1,421,283
Chairman, President and Chief Executive Officer	2006	500,000	2,500,000	421,914	144,211	245,000		4,400		3,815,525

Edward J. Butler, Jr.	2007	330,000	—	888,365	25,183	247,170		6,750		1,497,468
Executive Vice President and Chief Operating Officer	2006	330,000	500,000	421,914	115,371	168,168		4,400		1,539,853

Keith M. Wilson	2007	330,000	—	850,725	2,361	247,170		6,750		1,437,006
Executive Vice President and Chief Financial Officer	2006	330,000	500,000	421,914	28,842	161,700		4,400		1,446,856

Charles E. Sieving	2007	265,269	—	922,134	—	132,635	(6)	216,222	(7)	1,536,260
Executive Vice President, Secretary and General Counsel

Robert D. Moore, Jr.	2007	230,000	50,000	282,891	21,054	56,350		6,750		647,045
Senior Vice President and Chief Information Officer

(1)	Amount for 2006 represents bonuses paid in 2006 in connection with PAETEC Corp.’s June 2006 leveraged recapitalization. Amount for 2007 paid to Mr. Moore represents an integration bonus paid in 2007 in connection with the achievement of targeted US LEC merger synergies.

(2)	Represents the amounts recognized in 2007 and 2006 under SFAS 123R, other than the exclusion of any estimate of forfeitures relating to service-based vesting, for all stock awards, including awards granted in 2007 and awards granted in prior years. For a discussion of the assumptions used in the 2007 valuation, see Note 11 to the consolidated financial statements included in our 2007 Form 10-K.
(3)	Represents the amounts recognized in 2007 and 2006 under SFAS 123R, other than the exclusion of any estimate of forfeitures relating to service-based vesting, for all option awards, including awards granted in 2007 and awards granted in prior years. For a discussion of the assumptions used in the 2007 valuation, see Note 11 to the consolidated financial statements included in our 2007 Form 10-K.
(4)	Represents, with respect to 2007, the total cash awards paid pursuant to our annual 2007 bonus plan, which were paid in two installments on August 31, 2007 and March 14, 2008, and, with respect to 2006, the total cash awards paid pursuant to our annual 2006 bonus plan, which were paid in two installments on August 18, 2006 and February 16, 2007. Of the cash awards paid under the annual 2007 bonus plan, $106,500 and $143,500 were paid to Mr. Chesonis, $105,930 and $141,240 were paid to Mr. Butler, $105,930 and $141,240 were paid to Mr. Wilson, $50,135 and $82,500 were paid to Mr. Sieving, and $24,150 and $32,200 were paid to Mr. Moore on August 31, 2007 and March 14, 2008, respectively.
(5)	Amounts shown consist of matching contributions by PAETEC pursuant to its 401(k) savings and retirement plan.
(6)	Mr. Sieving began his employment with PAETEC on February 27, 2007. Amount shown represents a pro-rated amount based on the base salary earned for the portion of the year during which Mr. Sieving was employed by PAETEC.
(7)	Amount includes $141,375 in reimbursed relocation expenses paid by PAETEC in connection with Mr. Sieving’s relocation to New York after he began his employment with PAETEC in February 2007 and $72,182 in associated tax gross-up payments.

Grants of Plan-Based Awards

The following table presents information with respect to the grants of plan-based awards by PAETEC to the named executive officers during 2007.

2007 Grants of Plan-Based Awards Table

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(2)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)(3)
		Threshold ($) (c)	Target ($) (d)(1)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Arunas A. Chesonis	—	—	250,000	355,000	—	—	—	—	—	—	—
Edward J. Butler, Jr.	—	—	247,170	353,100	—	—	—	—	—	—	—
Keith M. Wilson	—	—	247,170	353,100	—	—	—	—	—	—	—
Charles E. Sieving	2/27/2007	—	—	—	—	—	—	324,600	—	—	3,301,182
	—	—	132,635	188,341	—	—	—	—	—	—	—
Robert D. Moore, Jr.	—	—	56,350	80,500	—	—	—	—	—	—	—

(1)	Amounts represent potential payments to each named executive officer under our annual 2007 bonus plan. The actual amounts paid to each named executive officer are reflected in the Non-Equity Incentive Plan Compensation column of the 2007 Summary Compensation Table above. The threshold amount under the annual 2007 bonus plan was the same as the target amount. The material terms of these incentive awards are described in the Compensation Discussion and Analysis section of this proxy statement.
(2)	Mr. Sieving received the disclosed grants of restricted stock units upon the commencement of his employment with PAETEC. The units will vest on February 27, 2010 based on Mr. Sieving’s continued service or deemed continued service. PAETEC did not grant equity incentive plan awards to the remaining named executive officers during 2007.
(3)	This amount is calculated using the fair value of PAETEC Holding common stock on February 27, 2007, which was $10.17 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information with respect to the outstanding equity awards at 2007 fiscal year-end for the named executive officers.

2007 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested (2)($)
Arunas A. Chesonis	—	—	—	—		973,800	9,494,550
	114,526	—	2.04	4/2/2008		—	—
	226,062	—	2.16	3/26/2012		—	—
	291,223	—	1.85	4/2/2013		—	—

Edward J. Butler, Jr.	—	—	—	—		1,184,790	11,551,703
	185,482	—	2.16	3/26/2012		—	—
	48,198	—	1.85	4/2/2013		—	—

Keith M. Wilson	—	—	—	—		1,152,330	11,235,218
	622,549	—	4.01	6/15/2011		—	—
	81,149	—	1.85	4/2/2013		—	—

Charles E. Sieving	—	—	—	—		324,600	3,164,850

Robert D. Moore, Jr.	—	—	—	—		347,322	3,386,390
	60,603	—	4.01	6/30/2011
	243	—	2.16	3/15/2012
	2,191	—	2.16	4/30/2012
	649	—	1.85	3/15/2013
	5,971	—	1.85	4/2/2013
	162	81	3.39	3/20/2014	(3)
		24,345	3.39	3/31/2014	(4)
	162	162	3.86	3/31/2015	(5)
	12,172	12,173	1.24	12/29/2015	(6)
	81	243	1.37	3/15/2016	(7)

(1)	Amounts shown represent restricted stock units granted on June 12, 2006, for Mr. Chesonis, on June 12, 2006 and August 11, 2006, for Messrs. Butler, Wilson and Moore, and on February 27, 2007, for Mr. Sieving. All of the shares subject to the June 2006 and February 2007 awards will vest on the third anniversary of the grant date, and all of the shares subject to the August 2006 awards will vest on the fourth anniversary of the grant date. Vesting of these awards is based on the continued service or, with respect to the June 2006 and February 2007 awards, deemed continued service of the named executive officer.
(2)	Amount shown is determined by multiplying the value of PAETEC’s common stock as of December 31, 2007, which was the closing sale price of $9.75 per share as reported on the NASDAQ Global Select Market, by the number of units of stock subject to the restricted stock awards.
(3)	The unexercisable, or unvested, portion of these awards vested on March 15, 2008.
(4)	The unexercisable, or unvested, portion of these awards will vest on March 31, 2009.
(5)	The unexercisable, or unvested, portion of these awards vested or will vest in equal installments on March 15, 2008 and March 15, 2009.
(6)	The unexercisable, or unvested, portion of these awards will vest in equal installments on December 29, 2008 and December 29, 2009.
(7)	The unexercisable, or unvested, portion of these awards vested or will vest in equal installments on March 15, 2008, March 15, 2009 and March 15, 2010.

Option Exercises and Stock Vested

The following table presents information with respect to the options exercised and stock awards vested during the 2007 fiscal year for the named executive officers.

2007 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise(1) (#)	Value Realized Upon Exercise(2) ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Arunas A. Chesonis	179,687	1,390,777	—	—
Keith M. Wilson	107,800	830,402	—	—
Charles E. Sieving	—	—	—	—
Robert D. Moore, Jr.	144,563	1,328,634	—	—
Edward J. Butler, Jr.	577,818	6,485,428	—	—

(1)	Amounts shown have not been adjusted to reflect shares sold to cover the exercise cost of the aggregate stock options exercised or the payment of applicable taxes.
(2)	Dollar amounts shown are determined by multiplying (a) the number of shares of common stock subject to the options exercised by (b) the difference between the per-share closing price of the common stock on the NASDAQ Global Select Market on the date of exercise and the exercise price of the options.

Termination and Change of Control Payments

Each of our named executive officers is entitled to receive payments from PAETEC under special circumstances. Generally, we will be obligated to make these payments upon a termination of the officer’s employment or upon a change of control of our company.

The circumstances that would trigger these payments and the estimated amounts of the payments are set forth below. In accordance with SEC rules, the quantitative disclosures in this section assume that the triggering event took place on December 31, 2007, although no named executive officer’s employment terminated on December 31, 2007 and no change of control of our company occurred on that date. We also have assumed that the severance agreements entered into on February 22, 2008 and described below were in effect on December 31, 2007. If a triggering event were to occur in the future, actual payments could be different from the payments presented below.

The market value of the equity awards we show below is determined by multiplying the closing price of our common stock as reported on the NASDAQ Global Select Market on December 31, 2007, or $9.75 per share, by the number of shares of common stock subject to the awards. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the common stock subject to restricted stock units.

The amounts shown in the tables below exclude, to the extent permitted under SEC rules, obligations due from us to the named executive officer following a triggering event for (1) any earned and vested but unpaid salary, annual incentive compensation and long-term incentive compensation through the date of termination, (2) vested benefits under the employee 401(k) plan and all other benefit plans applicable to all of our employees in accordance with their terms and conditions, (3) accrued vacation pay, (4) reimbursement of reasonable business expenses incurred and unpaid before the date of termination and (5) any other compensation or benefits to which the named executive officer may be entitled under and in accordance with our generally applicable non-discriminatory plans or employee benefit programs.

Severance Agreements. We are required to provide some termination and change of control payments to each named executive officer under the officer’s executive confidentiality, non-solicitation, non-competition and severance agreement with us entered into on February 22, 2008. As described in the Compensation Discussion and Analysis section of this proxy statement, these new agreements, which we refer to as “severance agreements,” superseded our prior severance agreements with each named executive officer described in our 2007 stockholder annual meeting proxy statement.

Non-Solicitation and Non-Competition Covenants. Each severance agreement conditions the payments and other benefits described below on continued compliance by the named executive officer with two-year non-solicitation and non-competition covenants, except in the case of Mr. Moore, whose severance agreement provides for one-year non-solicitation and non-competition covenants. The covenants provide that, for two years (or one year in the case of Mr. Moore) after the termination of such officer’s employment for any reason, the officer will not:

•	solicit, recruit or hire any of the employees or sales agents of PAETEC or any of its subsidiaries;

•

serve as an officer, director, employee, 1% or greater stockholder, consultant, contractor, partner, joint venturer, agent, manager or other representative of any enterprise that is competitive with PAETEC’s business or any of its subsidiaries in any geographical area in which the companies are then conducting operations, or that would divert business from PAETEC or any subsidiary in any such geographical area; or

•

take any action to influence PAETEC’s customers, prospective customers, vendors or suppliers or any of its subsidiaries to divert their business to a competitive enterprise, or accept business from any customer or prospective customer of PAETEC or any subsidiary on behalf of any competitive enterprise.

If an applicable final judgment is obtained that a named executive officer violated the terms of these covenants, we may, in addition to all other available remedies, discontinue the provision of the payments and benefits described below, including continued vesting of the applicable equity awards.

Severance Payments and Benefits Before Change of Control. If a named executive officer complies with the foregoing non-solicitation and non-competition covenants, he will be entitled to receive payment of the following amounts and benefits following termination of his employment for any reason other than death, disability or, in specified circumstances, “cause,” as described below:

•

salary continuation during the covenant period in an amount equal to the highest annualized base salary paid to the named executive officer at any time during the one-year period before his employment was terminated, except that if the employment of any of Messrs. Chesonis, Butler, Wilson or Moore is terminated by PAETEC without cause or by such named executive officer for “good reason,” as described below, within one year following the consummation of a “change of control transaction,” as described below, such executive will be entitled to receive an amount equal to 1.5 times such base salary;

•

for each annual bonus period ending during the covenant period, an annual bonus amount equal to the “target” bonus amount which the named executive officer would have been eligible to receive under PAETEC’s annual bonus plan if he had been employed during the entire bonus year; and

•

continued payment of premiums for medical and dental plan benefits during the covenant period, as well as for company-provided life insurance that the named executive officer elects to continue after his employment terminates.

If the named executive officer’s employment is terminated for cause and PAETEC elects to waive the named executive officer’s compliance with the non-solicitation and non-competition covenants, the named executive officer will not be entitled to receive any of the foregoing severance payments and benefits.

As defined in the severance agreements, “cause” means the termination of the executive’s employment as a result of any of the following events:

•

the named executive officer’s material failure or refusal to perform the duties assigned to him, so long as the named executive officer’s duties are not materially inconsistent with those of other individuals reporting directly to the officer of PAETEC to whom the named executive officer directly reports (or to the board of directors, in the case of the chief executive officer);

•

the named executive officer’s refusal to follow the reasonable directives of the board of directors, the chief executive officer or the other officer to whom the named executive officer directly reports, as applicable, so long as the directives are not materially inconsistent with those applicable to other individuals reporting directly to the officer of the company to whom the named executive officer directly reports (or to the board of directors, in the case of the chief executive officer); or

•	the named executive officer’s conviction of a felony.

Assuming a December 31, 2007 employment termination event other than, with respect to any of Messrs. Chesonis, Butler, Wilson or Moore, under specified circumstances following a change of control of PAETEC, the aggregate payments over the two-year covenant period (or one-year covenant period in the case of Mr. Moore) are estimated to be as follows:

Name	Salary Due ($)	Bonus Due ($) (1)	Benefits and Health Programs ($) (2)	Total Due ($)
Arunas A. Chesonis	1,000,000	500,000	24,392	1,524,392
Edward J. Butler	660,000	495,000	23,780	1,178,780
Keith M. Wilson	660,000	495,000	23,384	1,178,384
Charles E. Sieving	660,000	330,000	23,304	1,013,304
Robert D. Moore, Jr.	230,000	92,000	11,550	333,550

(1)	Assumes named executive officer is entitled to receive the target amount payable to him under the annual cash bonus plan.
(2)	Assumes continuation for the covenant period of a family health insurance contract and premium payments based on continued life insurance in the amount of base salary at the date of termination.

Severance Payments and Benefits After Change of Control. If any of the named executive officers other than Mr. Sieving is terminated by PAETEC without cause or terminates his employment for “good reason” within one year following a “change of control transaction” involving our company, PAETEC will be obligated to make payments to the named executive officer for each of the two years after termination of his employment, or one year in the case of Mr. Moore, in an amount equal to 1.5 times the highest annualized base salary paid to him at any time during the one-year period immediately preceding the employment termination date.

Subject to specified conditions, a named executive officer will be deemed to have terminated his employment for “good reason” as the result of any of the following events:

•	any action by PAETEC to reduce his base salary by a material amount;

•	any action by PAETEC to reduce his “target” annual bonus opportunity, expressed as a percentage of his annual base salary, by a material amount; or

•	a requirement by PAETEC that he be based anywhere other than within 50 miles of his current location without his consent.

Each severance agreement defines “change of control transaction” generally to include each of the following transactions:

•	a merger or similar transaction involving PAETEC in which it is not the surviving entity or which results in PAETEC becoming a wholly-owned subsidiary of another entity, unless the stockholders of

PAETEC immediately before the transaction collectively beneficially own more than 50% of the voting power of the company’s successor;

•	a sale of all or substantially all of PAETEC’s assets;

•

any other transaction that results in any person, other than Mr. Chesonis and his controlled affiliates, beneficially owning immediately after the transaction more than 50% of the voting power of PAETEC or a successor entity; and

•

any event as a result of which the members of the PAETEC board of directors as of February 22, 2008, and any members subsequently appointed or nominated by a majority of the incumbent directors, cease to constitute a majority of the directors of PAETEC before the transaction or a majority of the directors of the entity whose voting securities are issued to PAETEC’s stockholders in the transaction.

Assuming a December 31, 2007 termination event as described above, following a change of control transaction, the aggregate payments over the two-year covenant period to Messrs. Chesonis, Butler and Wilson, and over the one-year covenant period to Mr. Moore, are estimated to be as follows:

Name	Salary Due ($)	Bonus Due ($) (1)	Benefits and Health Programs ($) (2)	Total Due ($)
Arunas A. Chesonis	1,500,000	500,000	24,392	2,024,392
Edward J. Butler	990,000	495,000	23,780	1,508,780
Keith M. Wilson	990,000	495,000	23,384	1,508,384
Robert D. Moore, Jr.	345,000	92,000	11,550	448,550

(1)	Assumes named executive officer is entitled to receive the target amount payable to him under the annual cash bonus plan.
(2)	Assumes continuation for the covenant period of a family health insurance contract and premium payments based on continued life insurance in the amount of base salary at the date of termination.

Terms of All Payments. The salary continuation payments will be made in installments during the covenant period in accordance with PAETEC’s customary payroll practices, while the payments equal to the annual bonus amounts will be made in accordance with PAETEC’s annual bonus payout practices.

PAETEC may elect to discontinue the payments and provision of other severance benefits described above if:

•	it determines in good faith that the executive has violated the terms of any of the foregoing non-solicitation and non-competition covenants; or

•	a court determines in an action initiated by the executive that any of the foregoing covenants is void or unenforceable.

Continued and Accelerated Vesting of Equity-Based Awards Made After February 21, 2008. Each severance agreement provides that equity-based awards made to the named executive officer on or after the agreement effective date of February 22, 2008 will include provisions to the following effect:

•	the awards will continue to vest over the covenant period after the termination of the executive’s employment by PAETEC without cause or by the executive for good reason;

•

immediately before the consummation of a change of control transaction, all restricted stock, stock units and similar awards will vest and the shares subject to the awards will be delivered to the executive; and

•

15 days before the scheduled consummation of a change of control transaction, all stock options, stock appreciation rights and similar awards will become exercisable and will remain exercisable until the transaction is consummated.

Continued and Accelerated Vesting of Equity Awards Outstanding as of December 31, 2007. As of December 31, 2007, the named executive officers had, as specified below, unvested restricted stock units and, in the case of Mr. Moore, unvested stock options that were entitled to continued vesting or accelerated vesting upon specified events of change of control or upon the termination of the named executive officer’s employment in some circumstances. The senior officer confidentiality, non-solicitation, non-competition and severance agreements that were in effect between PAETEC and each named executive officer before February 22, 2008, which we refer to as the “prior severance agreements,” provided that outstanding stock options would continue to vest after the termination of employment under specified circumstances during the non-solicitation and non-competition covenant periods under those agreements. The new severance agreements entered into on February 22, 2008 generally preserve the terms and conditions of vesting of these outstanding awards, except that continued vesting is now subject to compliance with the non-solicitation and non-competition covenants contained in the new agreements.

In addition, the PAETEC Corp. 2001 Stock Option and Incentive Plan, which we refer to as the “2001 plan” and which was assumed by PAETEC Holding in connection with the US LEC merger, provides for accelerated vesting of unvested options and restricted stock units awarded under the 2001 plan upon specified changes of control in which the awards are not assumed by the surviving entity. The restricted stock unit agreements under the PAETEC Corp. Executive Incentive Plan, which also was assumed by PAETEC Holding in connection with the US LEC merger, also provided for accelerated vesting of restricted stock unit awards under some circumstances and continued vesting of such awards under other circumstances.

We describe below the effects which the various triggering events would have had on the vesting of these outstanding awards held by our named executive officers if the events had occurred as of December 31, 2007.

Stock Options. Mr. Moore was the only named executive officer holding unvested stock options as of December 31, 2007. These stock options, which were awarded under the 2001 plan and which are subject to Mr. Moore’s prior severance agreement, will continue to vest following termination of his employment for any reason other than death, disability or specified terminations by PAETEC for cause, as provided for in his prior severance agreement, during the one-year period in which the non-solicitation and non-competition covenants in his new severance agreement are in effect. PAETEC may discontinue vesting if it obtains a qualified judicial determination that Mr. Moore violated those covenants.

As defined in Mr. Moore’s prior severance agreement, “cause” means the termination of employment as a result of any of the following events:

•	the failure or refusal to perform assigned duties;

•	the refusal to follow the reasonable directives of the board of directors or chief executive officer or other insubordination;

•	conviction or plea of guilty or nolo contendere of a felony, or of a misdemeanor involving dishonesty or violence;

•	misappropriation of any funds or property of the company;

•	violation of any company policies;

•	breach of the severance agreement; or

•	commission of any act which could materially injure PAETEC’s business or reputation or materially adversely affect PAETEC’s interests.

In some circumstances, the vesting of Mr. Moore’s covered stock options also may be fully accelerated under the 2001 plan. That plan provides that all options outstanding under the 2001 plan will become exercisable for a period of 15 days immediately before the scheduled consummation of any merger, consolidation or reorganization of PAETEC with one or more other entities in which PAETEC is not the surviving entity, upon a sale of substantially all of the assets of PAETEC to another entity, or upon any transaction that is approved by the board of directors and that results in any person, entity or group acting in concert owning 80% or more of the combined voting power of PAETEC. We refer to any of these events as a “2001 plan change of control.” Acceleration of the options will not occur if the surviving entity in the transaction assumes the stock options under their current terms or if the PAETEC board of directors determines that the transaction will not trigger an acceleration.

Assuming a December 31, 2007 termination of Mr. Moore under the circumstances described above, options to purchase 6,329 shares with a value of $53,465 would have been entitled to continued vesting during Mr. Moore’s one-year covenant period. Assuming a 2001 plan change of control on the same date, options to purchase 37,004 shares with a value of $261,932 would have vested immediately. The value of the options is calculated for these purposes based on the difference between the value of PAETEC common stock on December 31, 2007 of $9.75 per share, which was the closing sale price of the common stock on that date as reported on the NASDAQ Global Select Market, and the exercise price of each of the unvested options that would be subject to continued or accelerated vesting. In the event of continued vesting, however, the actual value of the unvested options on the date of vesting will depend upon the value of PAETEC’s common stock on that date.

Restricted Stock Units. Award agreements evidencing the restricted stock units granted to each named executive officer under the PAETEC Corp. Executive Incentive Plan provide that the restricted stock units will vest immediately upon the occurrence of any one of the following events: (1) termination of the executive’s employment due to death or disability; (2) termination of the executive’s employment by the company without “cause”; (3) termination of the executive’s employment by the executive for “good reason”; or (4) the consummation of a “corporate transaction.” For these purposes, the definition of “corporate transaction” includes substantially the same events as a change of control transaction under the new severance agreements, and the definitions of “cause” and “good reason” are substantially the same as the definitions of those terms under the new severance agreements, in each case as described above under “Severance Agreements.” These award agreements provide that the covered restricted stock units will continue to vest following the named executive officer’s termination of employment for any reason, other than termination by PAETEC for cause, that does not otherwise trigger full acceleration of vesting as described above. Vesting will continue during the period in which the non-solicitation and non-competition covenants set forth in the officer’s new severance agreement are in effect, so long as the officer does not violate the covenants.

The 2001 plan provides that all restricted stock units outstanding under the 2001 plan will vest immediately before the completion of a 2001 plan change of control. Acceleration of the restricted stock units will not occur if the surviving entity in the transaction assumes the restricted stock units under their current terms or if the PAETEC board of directors determines that the transaction will not trigger an acceleration.

Assuming the occurrence on December 31, 2007 of a covered termination of the named executive officers, a covered corporate transaction, or a 2001 plan change of control, the number and value of restricted stock units that would have been entitled to continued or accelerated vesting under the two plans are as set forth below. The value of the restricted stock units is calculated based on the value of PAETEC common stock on December 31, 2007 of $9.75 per share, which was the closing sale price of the common stock on that date as reported on the NASDAQ Global Select Market. In the event of continued vesting, however, the actual value of the unvested restricted stock units on the date of vesting will depend upon the value of PAETEC’s common stock on that date.

	Continued Vesting of Restricted Stock Units		Accelerated Vesting of Restricted Stock Units
Name	Number of Restricted Stock Units	Value of Restricted Stock Units ($)	Number of Restricted Stock Units	Value of Restricted Stock Units ($)
Arunas A. Chesonis	973,800	9,494,550	973,800	9,494,550
Edward J. Butler	973,800	9,494,550	1,184,790	11,551,703
Keith M. Wilson	973,800	9,494,550	1,152,330	11,235,218
Charles E. Sieving	—	—	324,600	3,164,850
Robert D. Moore, Jr.	—	—	347,322	3,386,390

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2007 with respect to shares of our common stock that were issuable under awards granted pursuant to PAETEC’s compensation plans, along with the weighted-average exercise price of outstanding awards and the number of shares remaining available for issuance in connection with future grants. All share amounts and exercise prices set forth below have been retroactively adjusted, where appropriate, to give effect to the combination by merger of PAETEC Corp. and US LEC Corp. on February 28, 2007. Pursuant to the US LEC merger, each outstanding share of Class A common stock of PAETEC Corp. was converted into the right to receive 1.623 shares of the common stock of PAETEC Holding, and each then outstanding option, warrant or other right to acquire common stock of PAETEC Corp., whether or not vested or exercisable at that time, was assumed by PAETEC Holding and converted into an option, warrant or other right, as applicable, to purchase PAETEC Holding common stock on generally the same terms and conditions applicable to such option, warrant or right in effect before the merger, except that the number of shares subject to, and (to the extent applicable) the per share exercise price of, the option, warrant or other right were adjusted based on the exchange ratio.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	13,604,171	(2)	$3.48	8,171,686	(3)
Equity compensation plans not approved by security holders	7,117,912	(4)	$0.31	—
Total	20,722,083		$2.39	8,171,686	(3)

(1)	Assumes a weighted-average exercise price of $0 with respect to each restricted common stock unit outstanding as of December 31, 2007.
(2)	Includes (a) 853,427 shares of common stock subject to issuance pursuant to restricted common stock units outstanding under the PAETEC Corp. 2001 Stock Option and Incentive Plan as of December 31, 2007 and (b) 487,529 shares of common stock subject to issuance pursuant to restricted common stock units outstanding under the PAETEC Holding Corp. 2007 Omnibus Incentive Plan as of December 31, 2007.
(3)	In connection with the adoption of the PAETEC Holding Corp. 2007 Omnibus Incentive Plan, as described below, PAETEC Holding resolved that no further awards would be made under the PAETEC Corp. 2001 Stock Option and Incentive Plan or the PAETEC Corp. 1998 Incentive Compensation Plan.
(4)	Includes 6,459,540 shares of common stock subject to issuance pursuant to restricted common stock units outstanding under the PAETEC Corp. Executive Incentive Plan as of December 31, 2007.

In connection with the completion of the US LEC merger:

•

the PAETEC Holding Corp. 2007 Omnibus Incentive Plan was approved by the PAETEC Holding board of directors on January 25, 2007, by PAETEC Corp., as the sole stockholder of PAETEC Holding before the merger, on January 26, 2007, and by the stockholders of US LEC on February 28, 2007;

•

in accordance with the US LEC merger agreement, PAETEC Holding assumed all options and restricted stock unit awards outstanding under the following equity compensation plans of PAETEC Corp. or US LEC Corp. that were previously approved by the stockholders of PAETEC or US LEC: (1) the PAETEC Corp. 2001 Stock Option and Incentive Plan; (2) the PAETEC Corp. 1998 Incentive Compensation Plan; and (3) the US LEC Corp. 1998 Omnibus Stock Plan; and

•

in accordance with the US LEC merger agreement, PAETEC Holding assumed all options, warrants and restricted stock unit awards outstanding under the following equity compensation plans of PAETEC Corp. that were not previously approved by the stockholders of PAETEC, as further described below: (1) the PAETEC Corp. Executive Incentive Plan; (2) the Nonqualified Stock Option Agreement for Director of PAETEC Corp.; and (3) the PaeTec Communications, Inc. Agent Incentive Plan.

The following compensation plans in effect before the US LEC merger were adopted without the approval of PAETEC Corp.’s stockholders:

PAETEC Corp. Executive Incentive Plan. The board of directors of PAETEC Corp. approved the PAETEC Corp. Executive Incentive Plan on June 7, 2006 in connection with PAETEC Corp.’s June 2006 leveraged recapitalization. The Executive Incentive Plan provided for the issuance of restricted stock units for a total of 4,000,000 shares of PAETEC common stock (or 6,492,000 shares of PAETEC Holding common stock after adjusting for the US LEC merger), substantially all of which were issued to senior executives in connection with the leveraged recapitalization. As of December 31, 2007, and as adjusted for the US LEC merger, restricted stock units for 6,459,540 shares of PAETEC Holding common stock were outstanding under the Executive Incentive Plan. No additional awards will be made pursuant to the Executive Incentive Plan.

PAETEC Corp. Non-Qualified Stock Option Agreement. As part of its acquisition of Campuslink Communications Systems, Inc. in September 1999, PAETEC Corp. issued an option to purchase 10,000 shares of PAETEC Corp. common stock (or 16,230 shares of PAETEC Holding common stock after adjusting for the US LEC merger) to James A. Kofalt, who served as the chairman of the board of directors of Campuslink Communications Systems and was appointed to the board of directors of PAETEC Corp. in connection with the transaction. The option vested in September 2000 with respect to all of the shares subject to the award. As of December 31, 2007, and as adjusted for the US LEC merger, 16,230 shares of PAETEC Holding common stock were outstanding under the award.

PaeTec Communications, Inc. Agent Incentive Plan. PAETEC Corp. and its wholly-owned subsidiary, PaeTec Communications, Inc., adopted the PaeTec Communications, Inc. Agent Incentive Plan under which PaeTec Communications granted to its independent sales agents warrants to purchase up to a total of 395,666 shares of PAETEC common stock (or 642,142 shares of PAETEC Holding common stock after adjusting for the US LEC merger). The warrants, which were assumed by PAETEC Holding in the US LEC merger and converted into warrants to purchase PAETEC Holding common stock, will become exercisable on such date on which the issuance of shares of common stock upon such exercise is covered by an effective registration statement under the Securities Act. Warrants issued under the plan generally vest in five equal annual installments beginning on the date of grant, subject to the warrant holder’s achievement of specified performance objectives. Each warrant is exercisable for ten years from the date of grant. No additional grants will be made under this plan.

For additional information about the foregoing three compensation plans, see Note 11 to the consolidated financial statements included in our 2007 Form 10-K.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as the independent registered public accounting firm for PAETEC Holding Corp. and its predecessor, PAETEC Corp., for 2006 and 2007 and is serving as PAETEC’s independent registered public accounting firm for 2008.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. The firm’s representatives will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions from PAETEC stockholders at the meeting.

Fees

The following table sets forth the aggregate fees billed to PAETEC Holding Corp. and PAETEC Corp. by Deloitte & Touche LLP and its affiliate, Deloitte Tax LLP, for services rendered for 2006 and 2007.

	2007	2006
Audit services	$1,402,000	$969,000
Audit-related services	645,000	205,000
Tax services	110,000	51,000
All other services	137,000	—

Total	$2,294,000	$1,225,000

The audit committee of the board of directors considered whether the provision by Deloitte & Touche LLP and Deloitte Tax LLP of non-audit services for the fees identified above was compatible with maintaining Deloitte & Touche LLP’s independence.

Audit Services. Fees shown for audit services include fees for services performed by Deloitte & Touche LLP to comply with standards of the Public Company Accounting Oversight Board (United States) related to the audit and review of PAETEC’s financial statements.

Audit-Related Services. Fees shown for audit-related services include fees for assurance and related services that are traditionally performed by independent auditors. The audit-related fees were incurred in connection with general non-audit accounting consultation concerning financial reporting, disclosure matters and new accounting pronouncements.

Tax Services. Fees shown for tax services include fees for services performed by Deloitte Tax LLP, except those services related to audits, which were performed by Deloitte & Touche LLP. The tax fees were incurred in connection with the preparation of PAETEC’s tax returns and corporate tax consultations.

All Other Services. Fees shown for all other non-audit services rendered by Deloitte & Touche LLP related to due diligence services provided in connection with PAETEC’s acquisitions of other businesses.

Pre-Approval Policy

Since February 28, 2007, when PAETEC became subject to SEC rules and the NASDAQ Marketplace Rules following the US LEC merger, the audit committee pre-approves all audit and permissible non-audit services provided by PAETEC’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has established a policy that provides for the general pre-approval of specific types of services. Pre-approval under this policy generally is provided for up to one year, is detailed as to the particular services or categories of services that are pre-approved, and specifies fee limits for each service or category of service. Our independent registered public accounting firm and management are required to report periodically to the audit committee regarding the services provided by, and fees payable to, such firm in accordance with this pre-approval.

During the year, circumstances may arise when it may become necessary for us to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm. The audit committee has delegated to its chairman the authority to address any requests for pre-approval of services between audit committee meetings. The chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

During 2007, the audit committee of the board of directors of PAETEC Holding Corp. (“PAETEC”) reviewed with PAETEC’s management, financial managers and independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte & Touche”), the scope of the annual audit and audit plans, the results of internal and external audit examinations, the quality of PAETEC’s financial reporting and system of internal control, PAETEC’s process for legal and regulatory compliance, and PAETEC’s audited financial statements for the fiscal year ended December 31, 2007 included in PAETEC’s annual report on Form 10-K for the fiscal year ended December 31, 2007.

Management is responsible for PAETEC’s system of internal control, the consolidated financial statements and the financial reporting process. Deloitte & Touche is responsible for expressing an opinion on the conformity of PAETEC’s audited financial statements with accounting principles generally accepted in the United States of America. As provided in its charter, the audit committee’s responsibilities include monitoring and overseeing these processes.

Consistent with this oversight responsibility, Deloitte & Touche reports directly to the audit committee. The audit committee appointed Deloitte & Touche as PAETEC’s independent registered public accounting firm and approved the firm’s compensation.

The audit committee discussed with Deloitte & Touche the matters required to be discussed by the NASDAQ Stock Market, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, and the American Institute of Certified Public Accountants’ Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board. In addition, the audit committee has received from Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Account Oversight Board, and discussed with Deloitte & Touche the firm’s independence from PAETEC and its management.

In reliance on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, the inclusion of PAETEC’s audited consolidated financial statements for the fiscal year ended December 31, 2007 in PAETEC’s annual report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

By the Audit Committee

Mark Zupan, Chairman

Tansukh V. Ganatra

James A. Kofalt

TRANSACTIONS WITH RELATED PERSONS

Under its charter, which was adopted effective on February 28, 2007, the PAETEC audit committee has the responsibility to conduct an appropriate review of and to approve transactions in which PAETEC or a subsidiary is a participant and in which the amount involved exceeds $120,000, if any of PAETEC’s directors, director nominees, executive officers, or 5% stockholders, or an immediate family member or person sharing the household of the foregoing persons, has a direct or indirect material interest in any such transaction. We refer to all such persons as “related persons.” Transactions involving director and executive compensation are subject to oversight and, in some cases, approval by the compensation committee under its charter. All transactions during 2007 that were subject to these policies were approved by the audit committee or the compensation committee, as applicable.

The following is a summary of certain transactions in our 2007 fiscal year among PAETEC and its subsidiaries and the related persons identified below.

PAETEC has entered into arrangements with an unrelated aircraft charter corporation pursuant to which PAETEC commits over a specified period to charter a minimum number of hours of flight time on the charter corporation’s managed fleet of jet aircraft. One of the several jet aircraft in the charter corporation’s fleet that were used by PAETEC during 2007 is owned by a limited liability company that is 50% owned by Arunas A. Chesonis, our Chairman, President and Chief Executive Officer, and 50% owned by Richard T. Aab, our Vice Chairman and a director. Under an agreement between the charter corporation and the limited liability company, the charter corporation leases the limited liability company’s jet on an exclusive basis, manages the operation of the jet and solicits charter customers to use the jet. Under the agreement, the charter corporation is required to pay the limited liability company a specified rate for each flight hour for which the limited liability company’s aircraft is used by customers of the charter corporation for charter services. The charter corporation also pays all associated fuel costs and other specified expenses. As a result of PAETEC’s purchase during 2007 of flight time from the charter corporation for use of the jet owned by the limited liability company, the charter corporation made payments to the limited liability company of approximately $385,000.

PAETEC employs two siblings of Arunas A. Chesonis, who serves as our Chairman, President and Chief Executive Officer. Algimantas K. Chesonis served during 2007 as PAETEC’s Senior Vice President, Chief Accounting Officer and Controller, and Jolanda J. Chesonis served during 2007 as PAETEC’s Vice President of Human Resources. For 2007, PAETEC made salary and other compensation payments of approximately $300,000 to Mr. Chesonis and of approximately $133,000 to Ms. Chesonis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires PAETEC’s directors and specified officers and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of PAETEC. The reporting persons are required by rules of the SEC to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of Section 16(a) reports furnished to us for 2007 or written representations that no other reports were required, we believe that, except as described below, our Section 16(a) reporting persons complied with all filing requirements for 2007. Algimantas K. Chesonis, our Senior Vice President, Chief Accounting Officer and Controller, did not file on a timely basis an initial statement of beneficial ownership of securities on SEC Form 3 with respect to his beneficial ownership of 282,402 shares of PAETEC common stock and options to purchase an additional 124,480 shares of PAETEC common stock. In addition, Tansukh V. Ganatra, one of our directors, filed one day late a report on SEC Form 4 concerning 29 related sales of a total of 50,000 shares of our common stock made under a stock trading plan adopted pursuant to Rule 10b5-1 under the Securities Exchange Act.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act, stockholder proposals to be presented at our annual meeting of stockholders in 2009 must be received by our Secretary at our offices at One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450 no later than December 22, 2008. The submission by a stockholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC pursuant to such Rule 14a-8.

Under PAETEC’s bylaws, a stockholder wishing to bring business before the stockholders at any annual meeting of stockholders must comply with specific notice requirements. To be timely, the stockholder’s notice must be delivered to the Secretary of PAETEC not later than 90 days or earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than 120 days prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made by PAETEC. To be in proper form, a stockholder’s notice to the Secretary must set forth the following information:

•

a brief description of the business to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend PAETEC’s bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•	the name and address of such stockholder, as they appear on PAETEC’s books, and the name and address of such beneficial owner;

•	the class and number of shares of PAETEC’s capital stock which are owned beneficially and of record by such stockholder and such beneficial owner;

•	a representation that the stockholder is a holder of record of capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

•

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding PAETEC capital stock required to approve or adopt the proposal or (2) otherwise to solicit proxies from stockholders in support of such proposal.

The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified PAETEC of the stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Securities Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by PAETEC to solicit proxies for such annual meeting. The foregoing provisions of PAETEC’s bylaws concerning notice of proposals by stockholders are not intended to affect any rights of stockholders to require inclusion of proposals in PAETEC’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act.

OTHER MATTERS

The board of directors is not aware of any matters not referred to in the proxy that may be brought before the annual meeting. If any other matter is properly brought before the meeting for action, the persons named in the accompanying proxy will vote on the matter in their own discretion.

By order of the board of directors,

Charles E. Sieving Secretary

Dated:     April 21, 2008

Appendix A

PAETEC HOLDING CORP.

2007 OMNIBUS INCENTIVE PLAN

i

ii

PAETEC HOLDING CORP.

2007 OMNIBUS INCENTIVE PLAN

PAETEC Holding Corp., a Delaware corporation (the “Company”), sets forth herein the terms of its 2007 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares, performance units and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultant or adviser currently providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.7 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.9 “Company” means PAETEC Holding Corp., a Delaware corporation.

2.10 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.11 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.12 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.13 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.14 “Effective Date” means January 25, 2007, the date the Plan is approved by the Board.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.16 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, including The NASDAQ Stock Market, LLC, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith in a manner consistent with Code Section 409A.

2.17 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.18 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other later date as may be specified by the Board.

2.19 “Grantee” means a person who receives or holds an Award under the Plan.

2

2.20 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.21 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.23 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.24 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.25 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.26 “Performance Award” means a cash-based Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.27 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.28 “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.29 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.30 “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.31 “Performance Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 10.

2.33 “Plan” means this PAETEC Holding Corp. 2007 Omnibus Incentive Plan, as amended from time to time.

2.34 “Plan Year” means the fiscal year of the Company: May 1 to April 30.

2.35 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.36 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

3

2.37 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.38 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.39 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.40 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.41 “Service Provider” means an employee of or consultant or adviser (who is a natural person) to the Company or any Subsidiary, a manager (who is a natural person) of the Company’s or a Subsidiary’s properties or affairs, or other similar service provider to an Affiliate of the Company or any Subsidiary (in each case, who is a natural person), as such persons may be designated from time to time by the Board pursuant to Section 6 hereof.

2.42 “Stock” means the common stock, par value $.01 per share, of the Company.

2.43 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.44 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.45 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.46 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.47 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.48 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.49 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All

4

such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. As permitted by law, the Board may delegate its authority under the Plan to a member of the Board or an executive officer of the Company; provided, however, that, unless otherwise provided by resolution of the Board, only the Board or the Committee may make an Award to an executive officer of the Company and establish the number of shares of Stock that may be subject to Awards with respect to any fiscal period

3.2.	Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code, (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed. The Committee shall be the Compensation Committee.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.	Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to

5

recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award and no amendment or modification to an Award that would treated as a repricing under the rules of the stock exchange on which the Stock is listed shall be made without approval of the Company’s shareholders.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award may be made contingent upon the Grantee executing the appropriate Award Agreement.

3.4.	Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents, or restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6.	Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be ten million (10,000,000). The number of shares that may be issued as Incentive Stock Options shall not exceed ten million (10,000,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. The difference between the total shares of Stock exercised and the net shares delivered shall again be available for grant under this Plan, with the result being that only the number of shares of stock issued upon exercise of an SAR are counted against the shares available.

If the Option Price of any Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

6

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2.	Term.

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.	Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is two million (2,000,000) per calendar year except that in

7

the case of a newly hired employee, such limit shall be three million (3,000,000) shares of Stock (in each case, subject to adjustment as provided in Section 17 hereof);

(ii) the maximum number of shares of Stock subject to SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is two million (2,000,000) per calendar year except that in the case of a newly hired employee, such limit shall be three million (3,000,000) shares of Stock (in each case, subject to adjustment as provided in Section 17 hereof);

(iii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year except that in the case of a newly hired employee, such limit shall be one million five hundred thousand (1,500,000) shares of Stock (in each case, subject to adjustment as provided in Section 17 hereof); and

(iv) The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be one million (1,000,000) Shares or Performance Units, or equal to the value of one million (1,000,000) Shares, determined as of the date of vesting or payout, as applicable.

(v) The maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be three million dollars ($3,000,000) and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period of greater than one year by any one Grantee shall be five million dollars ($5,000,000).

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances

8

and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.	Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7.	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a

9

“not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.	Notification of Disqualifying Disposition.

If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment and Grant Price.

An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2.	Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may not be sold, transferred, pledged, assigned, hypothecated or otherwise alienated, other than by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.	Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10

10.2.	Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.6. Notwithstanding the foregoing, Restricted Stock and Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date. Restricted Stock and Stock Units for which vesting may be accelerated by achieving performance targets shall not vest in full in less than one (1) year from the Grant Date. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.	Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.	Rights of Holders of Stock Units.

10.5.1.	Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2.	Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee

11

that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.	Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8.	Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12

12.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock or Restricted Stock Units may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

Dividend Equivalent Rights may not be sold, transferred, pledged, assigned, hypothecated or otherwise alienated, other than by will or the laws of descent and distribution.

13.2.	Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1.	Grant of Performance Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

14.2.	Value of Performance Units/Performance Shares.

Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

14.3.	Earning of Performance Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of

13

Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4.	Form and Timing of Payment of Performance Units/Performance Shares.

Payment of earned Performance Units/Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Board determines that an Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1.	Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2.	Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.6.3.	Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14

14.6.4.	Performance Measures.

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	net earnings or net income;

(b)	operating earnings;

(c)	pretax earnings;

(d)	earnings per share;

(e)	share price, including growth measures and total stockholder return;

(f)	earnings before interest and taxes;

(g)	earnings before interest, taxes, depreciation and/or amortization;

(h)	earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

•	non-cash compensation expense;

•	income from discontinued operations;

•	gain on cancellation of debt;

•	restructuring and/or integration charges and costs;

•	reorganization and/or recapitalization items;

•	impairment charges; and

•	gain or loss related to investments;

(i)	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(j)	gross or operating margins;

(k)	return measures, including return on assets, capital, investment, equity, sales or revenue;

(l)	cash flow, including:

•	operating cash flow;

•	free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the exclusions set forth above) less capital expenditures;

•	levered free cash flow, defined as free cash flow less interest expense;

•	cash flow return on equity;

•	cash flow return on investment;

(m)	productivity ratios;

(n)	expense targets;

(o)	market share;

(p)	financial ratios as provided in credit agreements of the Company and its subsidiaries;

(q)	working capital targets;

(r)	completion of acquisitions of businesses or companies;

15

(s)	completion of divestitures and asset sales;

(t)	customer satisfaction as measured using the Net Promoter Score (NPS) metric (based on surveys of customers of the Company and its subsidiaries); or

(u)	any combination of any of the foregoing business criteria.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (e) above as compared to various stock market indices. Performance Measures may also be used to measure performance on a per share basis. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5.	Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6.	Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Board shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7.	Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

14.7.	Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall

16

mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Except to the extent provided in any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate (an “Other Agreement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all benefit arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all benefit arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any benefit arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any benefit arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW

16.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under

17

circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

18

17.3.	Corporate Transaction.

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen (15) days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

17.4.	Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

19

18.	GENERAL PROVISIONS

18.1.	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

20

18.5.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.	Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.	Section 409A of the Code.

The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

The Plan was adopted by the Board as of January 25, 2007 and approved by the stockholders on January 26, 2007. To record adoption of the amendment to the Plan by the Board on March 26, 2008, and approval of the amendment to the Plan by the stockholders on                     , 2008, the Company has caused its authorized officer to execute the Plan, as amended.

PAETEC HOLDING CORP.

By:
Name:
Title:

21

ANNUAL MEETING OF STOCKHOLDERS OF

PAETEC HOLDING CORP.

May 20, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES	COMPANY NUMBER
(1-800-776-9437) in the United States, Canada or Puerto
Rico or 1-718-921-8500 from other locations and follow the	ACCOUNT NUMBER
instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States, Canada or Puerto Rico or 1-718-921-8500 from other locations or www.voteproxy.com up until 11:59 PM, Eastern Time, the day before the meeting date.

 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet

20330000000000000000 9	052008

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. To elect three directors.				FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Tansukh V. Ganatra O William R. McDermott O Mark Zupan		2.

To approve an amendment to the PAETEC Holding Corp. 2007 Omnibus Incentive Plan containing an expanded list of performance measures for awards eligible for treatment as performance-based compensation under Section 162(m) of the Internal Revenue Code, as described in the accompanying Proxy Statement.

				☐	☐	☐
			3.	The proxies are also authorized to vote in their discretion on such other business as may properly be brought before the Annual Meeting of Stockholders or any adjournments or postponements thereof.
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		The shares represented by this Proxy will be voted “FOR” Proposals 1 and 2 if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Annual Meeting and of the Proxy Statement have been received by the undersigned.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PAETEC HOLDING CORP.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder signing on the reverse side of this proxy card hereby appoints Arunas A. Chesonis, Keith M. Wilson and Charles E. Sieving, and each of them, proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all of the shares of common stock, par value $0.01, of PAETEC Holding Corp. that such stockholder has the power to vote, with all powers that such stockholder would possess if personally present at the Annual Meeting of Stockholders to be held at the George Eastman House, 900 East Avenue, Rochester, New York, on May 20, 2008, at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, as indicated on the reverse side hereof and, in the discretion of such proxies, upon any other business that may properly come before the meeting or any adjournments or postponements thereof, all as set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

The shares represented by this Proxy will be voted as specified, or if no choice is specified, “FOR” Proposals 1 and 2, and, as said proxies deem advisable, on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

14475